UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

CONSOLIDATED RESOURCES HEALTH CARE FUND II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONSOLIDATED RESOURCES HEALTH CARE FUND II

1175 Peachtree Street, Suite 1230

Atlanta, Georgia 31106

NOTICE OF SPECIAL MEETING

to be held on January 11, 2007

Dear Limited Partner:

This letter is being sent to the limited partners of Consolidated Resources Health Care Fund II, a Georgia limited partnership (the “Partnership”), in connection with a Special Meeting of Limited Partners to be held on Thursday, January 11, 2007, at 10:00 a.m., local time, at the offices of Paul, Hastings, Janofsky & Walker LLP located at 600 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia 30308 for the purpose of voting on the following proposals:

1.

A proposal (“Kodiak Proposal”) submitted by Kodiak Partners III, Prizm Investors and Baseline Investors (collectively, the “Kodiak Group”) to amend the Partnership’s Agreement of Limited Partnership (“Partnership Agreement”) by adding a new section 8.12 [sic] to read in its entirety as follows:

“Direction to General Partners to Liquidate the Partnership – The General Partners shall promptly take all necessary or appropriate actions to undertake a transaction that will result in the sale of all the assets, directly or indirectly, of the Partnership and distribution of the proceeds therefrom to the Limited Partners (a “Liquidity Transaction”). Such Liquidity Transaction, which may be structured as (i) a sale of the Partnership’s interests in Mayfair Village, Ltd. and Mayfair Nursing Care Centers, Ltd. (the “Subsidiary Entities”); (ii) a merger of the Subsidiary Entities with one or more third party entities; (iii) a sale of the buildings and other assets of such Subsidiary Entities; or (iv) a merger of the Partnership with a third party entity, shall be pursued as quickly as reasonably possible and for the highest possible price obtainable under the circumstances. The rules to be utilized in connection with the Liquidity Transaction shall include a requirement that all offers for the assets of the Partnership (whether direct or indirect acquisitions) be delivered in sealed condition, and that all offers be opened simultaneously, with these procedures being publicized to all potential buyers. In connection therewith, the General Partners shall be authorized and directed to engage a marketing agent to pursue such Liquidity Transaction on behalf of the Partnership on the basis of bids solicited from the following qualified marketing agents having experience in the healthcare services industry: (a) C.B. Richard Ellis; (b) Marcus and Millichap; and (c) CLW Health Care Services Group. Upon the consummation of the Liquidity Transaction, the Partnership shall be dissolved without the necessity for an additional vote of Limited Partners and the proceeds from such transaction together with any other remaining assets of the Partnership shall be distributed to the Partners as set forth in this Agreement as quickly as reasonably possible. To the extent any provision of this Agreement would have prevented the Limited Partners from adopting or voting on this Section 8.12 [sic], such provision is hereby superseded, but only for purposes specifically related to this Section 8.12 [sic].”

2.

A proposal to revise certain provisions of the Partnership Agreement that relate to distributions to the partners and allocations of profits and losses with respect to a sale or refinancing (the “Distribution and Allocation Provision Amendments”).

This letter, the enclosed proxy statement and form of proxy, and a copy of the Partnership’s Form 10-K for fiscal year ended December 31, 2005, are first being furnished on or about November 20, 2006 to the limited partners reflected on the Partnership’s list of holders of units of limited partnership interest (“Units” and the holders thereof referred to as “Limited Partners”) as of November 14, 2006. The Managing General Partner has established November 14, 2006 as the record date for determining the Limited Partners eligible to receive notice of and to vote at the meeting with respect to the two proposals identified above. Only Limited Partners of record on the record date are eligible to take action with respect to these Proposals and the enclosed form of proxy may be utilized only by such Limited Partners. We urge you to read the accompanying proxy statement carefully.

                 Whether or not you expect to attend the meeting, please sign and date the accompanying proxy card and return the self-addressed, postage-paid proxy card promptly to ACS Securities Services, Inc., who serves as the Partnership’s transfer agent. Your prompt return of the proxy card will help us prepare for the meeting. If you return an executed proxy card and later decide to attend the meeting, you may revoke your proxy at the meeting and vote your Units in person by ballot.

Sincerely,

CONSOLIDATED RESOURCES HEALTH CARE FUND II
By:	Welcare Services Corporation-II,
its Managing General Partner

By:                      /s/ John F. McMullan

President

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the meeting. The proxy card is self-addressed for your convenience. No postage is required if mailed in the United States. You may also vote by phone or by internet by following the instructions described on page 24 of the proxy statement.

Atlanta, Georgia

November 20, 2006

TABLE OF CONTENTS

Page

PROXY STATEMENT FOR SPECIAL MEETING OF LIMITED PARTNERS	1
QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT, THE PROPOSED LIQUIDATION AND THE PROPOSED PARTNERSHIP AGREEMENT AMENDMENTS	1
WHAT YOU SHOULD KNOW BEFORE VOTING ON THE PROPOSALS	6
KODIAK PROPOSAL (Proposal One)	10
KODIAK PROPOSAL	10
SALE OF THE PARTNERSHIP ASSETS	11
LIQUIDATION AND DISSOLUTION	12
MANAGING GENERAL PARTNER'S RECOMMENDATION	14
APPRAISAL RIGHTS	15
REGULATORY APPROVALS	15
RISKS OF THE LIQUIDATION	15
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	16
DISTRIBUTION AND ALLOCATION PROVISION AMENDMENTS PROPOSAL (Proposal Two)	18
DISTRIBUTION AND ALLOCATION PROVISION AMENDMENTS	18
MANAGING GENERAL PARTNER'S RECOMMENDATION	22
APPRAISAL RIGHTS	22
OTHER IMPORTANT INFORMATION RELATING TO THE SPECIAL MEETING AND THE PROPOSALS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
INTERESTS OF CERTAIN PERSONS	23
VOTING PROCEDURES	24
FORWARD LOOKING STATEMENTS	25
WHERE YOU CAN FIND ADDITIONAL INFORMATION	25
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	26
FORM OF PROXY	28

-i-

CONSOLIDATED RESOURCES HEALTH CARE FUND II

PROXY STATEMENT FOR

SPECIAL MEETING OF LIMITED PARTNERS

to be held on Thursday, January 11, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT,

THE PROPOSED LIQUIDATION AND THE PROPOSED PARTNERSHIP AGREEMENT AMENDMENTS

THIS PROXY STATEMENT IS FIRST BEING FURNISHED TO LIMITED PARTNERS
ON OR ABOUT NOVEMBER 20, 2006.

Q:	Why have I received this proxy statement?

A:             You have received this proxy statement because the Partnership Agreement requires that the holders of a majority of the outstanding units of limited partnership interest (“Units”) approve (i) the Kodiak Proposal to authorize a sale of Partnership assets, liquidation and dissolution through the proposed amendment to the Partnership Agreement and (ii) the proposed Distribution and Allocation Provisions Amendments that pertain to distributions to the partners and allocations of profits and losses with respect to a sale or refinancing. Not only do actions involving the sale of assets and dissolution require majority approval, the Partnership Agreement itself cannot be amended without approval of holders of a majority of the outstanding Units. The Kodiak Group is soliciting your approval of the Kodiak Proposal. The Managing General Partner is soliciting your approval of the Distribution and Allocation Provision Amendments. You are entitled to participate in the voting on this matter at the special meeting because, according to the records of the Partnership, you owned Units on November 14, 2006, which is the record date for purposes of this proxy statement. Even if you have sold some or all of your Units since that date, if you owned Units on November 14, 2006, you are entitled to participate in the special meeting voting process.

Q:	Does the Managing General Partner recommend that I vote in favor of the proposals?

A:            The Managing General Partner agrees that it would be appropriate at this time for the Limited Partners to approve a sale of the Partnership’s assets and its subsequent liquidation and dissolution. However, the Managing General Partner notes that, while the Kodiak Proposal provides the text for a new paragraph numbered 8.12, the new provision would, in fact, be a new paragraph numbered 8.09. With that one clarification, the Managing General Partner supports the Kodiak Proposal as submitted. In addition, the Managing General Partner agrees that it would be appropriate to amend the Partnership Agreement to clarify the provisions relating to distributions and allocations of profits and losses with respect to a sale or refinancing, in order to address certain discrepancies between the form of partnership agreement that was provided to potential investors at the time the original Units were sold in 1983 and the executed Partnership Agreement maintained by the Managing General Partner.

Q:	What does a liquidation involve?

A:           If the Kodiak Proposal is approved by the Limited Partners, the liquidation will involve essentially a disposition of the Partnership’s assets (the interests in the Subsidiary Entities or the proceeds from any merger or sale of the assets of Mayfair Village and Mayfair Nursing Care themselves (the “Properties”) depending on which transaction structure is ultimately utilized), payment or making provision for payment of all Partnership obligations and liabilities, distribution of the available net cash to the partners and termination of the Partnership.

Q:	Why is the proposal being made to sell the Partnership assets?

A:            The Managing General Partner is sending the proposal at the instigation of the Kodiak Group, which holds, collectively, at least ten percent (10%) of the Units. Under the Partnership Agreement, holders of at least 10% of the Units have the right to cause a special meeting of Limited Partners to be called and held. The Partnership has received three communications from the Kodiak Group. The first, correspondence dated June 17, 2005, stated that, based upon the financial information contained in the Partnership’s 8-K filed with the SEC on June 10, 2005, the Kodiak Group believes a sale of the Partnership’s assets would bring the Limited Partners far in excess of the $456 per Unit that was offered at that time in a public tender offer filed by an affiliate of CA Associates, II, the Partnership’s non-managing General Partner, described elsewhere in this proxy statement. In its opinion, the Kodiak Group believes a liquidation of the Partnership will maximize the Limited Partners’ value. The second and third communications, dated June 23, 2005 and December 8, 2005, respectively, contained the initial and final text of the actual Kodiak Proposal to be submitted to the Limited Partners for approval. In addition, the Kodiak Group cited the Partnership’s failure to provide timely annual and quarterly financial information to the Limited Partners as required by the Partnership Agreement and the rules and regulations of the SEC.

The Managing General Partner has taken no steps to market its assets and is not in a position to determine whether, in fact, market conditions for selling the assets are presently favorable. Moreover, the Managing General Partner believes that the current expectations for increases in interest rates could result in reduced real estate values over time, due to the effect of increased borrowing costs and decreased yield expectations (in comparison to other investments). For additional information regarding the reasons for the proposed liquidation and dissolution of the Partnership, see “Kodiak Proposal - Managing General Partner’s Recommendation” on page 14 of this proxy statement.

Q:             What will happen if the amendment approving a sale of assets, liquidation and dissolution is approved?

A:            Upon approval of the Kodiak Proposal, the Partnership will be deemed to be dissolved under the Georgia Uniform Limited Partnership Act and the Managing General Partner will be authorized to liquidate the assets of the Partnership and distribute the net proceeds from such liquidation without any further action by the Limited Partners. In the process, net proceeds from the sale of Partnership assets will be used to pay any creditors of the Partnership (excluding any creditors whose obligations are assumed by the purchasers of assets), including liabilities related to expenses of liquidation, distributions to any limited partners of Mayfair Village and Mayfair Nursing Care, expenses of preparing, filing and distributing financial reports to various agencies and the Limited Partners, expenses for all applicable taxes and reserves for contingencies that the Managing General Partner considers necessary in its discretion. Only after all such obligations are satisfied will the Partnership make any distribution of such net proceeds to the Limited Partners.

Q:	How will the Partnership market and sell its assets?

A:            If the Limited Partners approve the Kodiak Proposal, the Partnership will solicit bids from C.B. Richard Ellis, Marcus and Millichap and CLW Health Care Services Group. Each of these marketing firms have experience in the senior housing industry. Based upon the bids received, the Managing General Partner will engage the marketing firm that the Managing General Partner believes can best represent the Partnership. The Managing General Partner would select the marketing agent after reviewing a number of factors in the bids solicited particularly: (i) the bidding firm’s credentials (including recently completed transactions in the senior housing industry); (ii) the proposed transaction schedule and timing of completion identified in the bid; and (iii) the fees to be charged, expenses to be reimbursed and other terms as reflected in the bid.

The Partnership's assets will be marketed (to the extent feasible) both individually and as a portfolio. Interested purchasers, for example, will be allowed to bid for the Partnership’s interests in Mayfair Village, or the Partnership’s interests in Mayfair Nursing Care, or for both of these assets as a group. The Partnership's assets will be separately delineated, so as not to preclude offers to purchase only one of the two assets. Potential purchasers interested in both assets will be required to submit offers that separately describe the terms of such offers by asset type. Interested purchasers will also be allowed to structure the transaction as a sale of the interests in the Subsidiary Entities (Mayfair Village and Mayfair Nursing Care), a merger of these Subsidiary Entities or a sale of the buildings, equipment and other assets of these Subsidiary Entities. Interested purchasers will also be allowed to structure the transactions as a merger of the Partnership itself. The Kodiak Proposal requires that the Managing General Partner utilize a sealed bid process so that no bidder may have an unfair advantage over other bidders. Consequently, the request for bids will state a deadline for returning a bid. All bids received by that stated deadline will be opened by the Managing General Partner simultaneously with the bid results posted and available for inspection by interested parties. The bidding procedures will also address the manner in which competing bids will be treated, including the process for sealed overbids. For additional information regarding sale of the Partnership assets, see “Kodiak Proposal - Sale of the Partnership Assets” on page 11 of this proxy statement.

Q:            Will the Partnership market its assets prior to obtaining Limited Partner approval of the Kodiak Proposal?

A:            The Managing General Partner does not intend to take any actions with respect to the marketing of the assets prior to the Limited Partners' approval of the proposal providing for a sale of the Partnership’s assets and its resulting liquidation and dissolution.

Q:	When will the liquidation be completed?

A:            Liquidation of the Partnership will not be completed until all of the Partnership's assets have been sold. Once the Partnership's assets have been sold and the liabilities of the Partnership have been satisfied, the Managing General Partner shall authorize one or more cash distributions to the partners, including the General Partners, in complete liquidation of the Partnership. In the event that the Partnership assets are sold in a series of transactions and the net proceeds from the earlier sales have satisfied the liabilities of the Partnership, the Managing General Partner may, in its sole discretion, authorize partial interim distributions to the partners, including the General Partners, prior to the completion of the liquidation of the Partnership. It is difficult to predict the amount and timing of the sale of the Partnership's assets and, consequently, the amount and timing of liquidating distributions to the partners. The actual amount of distributions shall be determined in accordance with the Partnership Agreement. Timing of distributions to the partners will be determined by the Managing General Partner in its sole discretion and will depend, in part, upon the timing and receipt of proceeds of the sale and the amounts deemed necessary by the Managing General Partner to pay or provide for all of the Partnership's liabilities and obligations. In accordance with the Partnership Agreement, the Managing General Partner may establish reserves for the payment of unforeseen and contingent Partnership liabilities pending a final distribution.

Q:	How will the proceeds of the liquidation be distributed?

A:            Unless the Limited Partners approve the Distribution and Allocation Provision Amendments described in Proposal Two of this Proxy Statement, the proceeds from the sale of Partnership assets in connection with the dissolution and winding up of the Partnership will be distributed based on the current provisions of the Partnership Agreement. Those provisions currently require that proceeds be used first to pay creditors of the Partnership, but excluding secured creditors whose obligations will be assumed or otherwise transferred on liquidation of the Partnership assets. After allowance for the expenses of liquidation and the setting up of any reserves for contingencies which the Managing General Partner considers necessary, distributions will then be made: (i) first, to the Limited Partners in the amount of their invested capital; (ii) then to all partners (potentially including the General Partners) in an amount equal to their capital accounts (after the allocation of net income and/or net loss arising from the disposition of the assets in accordance with the Partnership Agreement); and (iii) finally, the balance shall be distributed 85% to the Limited Partners and 15% to the General Partners. The expenses of liquidation will include the fees and expenses to the marketing agent selected to oversee and consummate the Liquidity Transaction.

If, however, the Limited Partners approve the Distribution and Allocation Provision Amendments described in Proposal Two of this Proxy Statement, the proceeds (after payments to creditors) will be distributed in the following order: (i) first, to the Limited Partners in an amount equal to their invested capital; (ii) then to the Limited Partners in an amount necessary to give them a 9% average return on invested capital for all fiscal years (after taking into account prior distributions); (iii) then to the General Partners in an amount equal to 3% of the sale price received for the Partnership assets as a real estate brokerage commission to the extent services are actually rendered (after taking into account prior distributions); and (iv) the balance shall be distributed 85% to the Limited Partners and 15% to the General Partners.

Q:	Will I owe any federal income tax as a result of the liquidation?

A:            The sale of the Partnership's assets may generate capital gain or loss to the Limited Partners for United States federal income tax purposes, regardless of the amount of cash proceeds received upon liquidation of the Partnership. Further, if the net proceeds generated from the sale of the assets of the Partnership’s Subsidiary Entities’ are not sufficient to fully satisfy the mortgages secured by the assets, the Limited Partners may be allocated income from the cancellation of indebtedness, which would likely be taxable to the Limited Partners without the receipt of any liquidating cash distributions. Tax matters are very complicated and your tax consequences may depend on your financial situation and whether you purchased your Units in the original offering or the secondary market. Please consult your tax advisor to determine the potential tax consequences of the liquidation. For additional information regarding certain tax consequences of the liquidation, see “Kodiak Proposal - Material Federal Income Tax Consequences” on page 16 of this proxy statement.

Q:            What does the proposed amendment to the Partnership Agreement reflected in the Kodiak Proposal involve?

A:           Currently the Partnership Agreement prohibits the Limited Partners from having any control over the management of the Partnership. Management functions are solely the responsibility of the General Partners, specifically the Managing General Partner. The Partnership Agreement does allow the Limited Partners to control extraordinary events such as dissolving the Partnership and selling all or substantially all of the Partnership’s assets. The Kodiak Proposal provides the mechanism for Limited Partners to approve a dissolution and sale of the Partnership’s assets.

Q:            What if the proposed amendment providing for a sale of the Partnership’s assets and the Partnership’s liquidation and dissolution is not approved?

A:            If the Limited Partners do not approve the Kodiak Proposal, the Partnership will continue operating in accordance with the Partnership Agreement and the Managing General Partner would retain its authority to manage its business and affairs. Consequently, if the Managing General Partner continued to believe it advisable to pursue a sale notwithstanding any failure of the Kodiak Proposal to receive the approval of the Limited Partners, it would have the right to seek offers for the Partnership and its assets subject to approval of the Limited Partners at a later date of any identified transaction.

Q:            Am I required to vote in favor of the Kodiak Proposal which would authorize a sale of the Partnership’s assets and its resulting liquidation and dissolution?

A:            No. You are not required to vote in favor of the Kodiak Proposal. However, the Partnership can only implement the sale of assets and resulting liquidation and dissolution in the manner reflected by the Kodiak Proposal if the Kodiak Proposal receives the approval of Limited Partners holding at least a majority of the outstanding Units entitled to vote. If you fail to return your proxy or appear at the special meeting for purposes of casting a ballot, it will have the same effect as a vote “AGAINST” a sale of the Partnership’s assets being pursued in the manner reflected by the Kodiak Proposal and the Partnership’s liquidation and dissolution.

Q:           What do the proposed amendments to the Partnership Agreement reflected in the Distribution and Allocation Provision Amendments involve?

A:            Currently the executed Partnership Agreement maintained by the Managing General Partner provides that distributions of cash from sales and refinancing are made in the following order: (i) first, to the Limited Partners in an amount equal to their invested capital; then (ii) to all Partners in an amount equal to their capital accounts; then (iii) the balance of such proceeds is distributed 15% to the General Partners and 85% to the Limited Partners. The Managing General Partner was contacted by a representative for MacKenzie Patterson Fuller, LP, one of the purchasers in a recently completed tender offer, regarding the appropriate distribution of proceeds among the partners upon a sale or refinancing transaction. The Managing General Partner is aware of a discrepancy between the provisions relating to such distributions in the form of partnership agreement filed with the initial prospectus (which, among other things, also required distribution of a 9% return on the Limited Partners’ invested capital) and the executed document maintained in the Partnership’s records. In view of the potential sale of the Partnership’s assets resulting from the Kodiak Proposal, the Managing General Partner believes it is appropriate to have the Limited Partners vote on a proposal to address the discrepancy and correct the distribution provisions applicable upon a sale to reflect the provisions set forth in the form of partnership agreement upon which investments were made at the inception of the Partnership.

Q:	What if the proposed Distribution and Allocation Provision Amendments are not approved?

A:           If the Limited Partners do not approve the Distribution and Allocation Provision Amendments, the Partnership Agreement as maintained by the Managing General Partner will govern (which, in particular, does not provide a 9% return to Limited Partners). Based on conversations with MacKenzie Patterson Fuller, unnecessary litigation would likely result over the discrepancies identified by them, which would involve considerable cost to the Partnership to defend.

Q:	Am I required to vote in favor of the Distribution and Allocation Provision Amendments?

A:           No. You are not required to vote in favor of the Distribution and Allocation Provision Amendments. However, the Partnership can only implement these amendments to the Partnership Agreement if the proposal to adopt the Distribution and Allocation Provision Amendments receives the approval of Limited Partners holding at least a majority of the outstanding Units entitled to vote. If you fail to return your proxy or appear at the special meeting for purposes of casting a ballot, it will have the same effect as a vote “AGAINST” the Distribution and Allocation Provision Amendments.

Q:             Am I required to vote in favor of the Distribution and Allocation Provision Amendments in order to vote in favor of the Kodiak Proposal which would authorize a sale of the Partnership’s assets and its resulting liquidation and dissolution?

A:             No. Each proposal for which Limited Partners are being asked to cast a vote are standalone proposals. That means it is not necessary to approve the Distribution and Allocation Provision Amendments in order to approval the Kodiak Proposal. Similarly, it is not necessary to approve the Kodiak Proposal in order to approve the Distribution and Allocation Provision Amendments.

Q:	How do I vote?

A:             You may vote your Units either in person by ballot or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy. The proxy card is self-addressed and has prepaid postage affixed to facilitate ease in return. Giving a proxy will not affect your right to vote your Units if you attend the special meeting and want to vote in person – by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the meeting by giving the Managing General Partner written notice of your revocation or by submitting a later-dated proxy. If you execute, date and return your proxy but do not mark your voting preference, your Units will not be voted. We must receive your proxy prior to the special meeting for your vote to count. You may also vote your Units by phone or by internet. The instructions for voting in this manner are set forth in the section entitled “Voting Procedures” beginning on page 24 of this proxy statement.

Q:	Do Limited Partners have appraisal rights?

A:            No. Neither Georgia law nor the Partnership Agreement provides Limited Partners appraisal rights with respect to the value of their Units. Therefore, there will not be any procedure by which a Limited Partner can seek an alternative valuation of his or her Units, regardless of whether the Limited Partner does or does not consent to the proposed sale of assets, liquidation and dissolution or other Partnership Agreement amendments.

Q:	Who do I call if I have questions about the proposals?

A:            If you have questions regarding the proposals you should contact ACS Securities Services, Inc. at the following address and telephone number:

ACS Securities Services, Inc.

3988 N. Central Expressway

Building 5, 6th Floor

Dallas, Texas 75204

(888) 688-6541

WHAT YOU SHOULD KNOW BEFORE VOTING ON THE PROPOSALS

Background

Consolidated Resources Health Care Fund II (the “Partnership”) was organized on October 31, 1983, as a Limited Partnership under the provisions of the Georgia Uniform Limited Partnership Act. The Partnership has two general partners (the “General Partners”), Consolidated Associates II (“CA-II”) and WelCare Service Corporation-II which serves as managing general partner (“WSC-II” or the “Managing General Partner”).

On December 7, 1983, the Partnership offered for sale 15,000 of its Units of Limited Partnership Interest (the “Units”). The Units represent equity interests in the Partnership and entitle the holders thereof (the “Limited Partners”) to participate in certain allocations and distributions of the Partnership. There is no public market for the Units and the Partnership does not currently expect that any market will develop. There are restrictions upon the transferability of the Units, including the requirement that the General Partners consent to any transferee becoming a substituted limited partner (which consent may be granted or withheld in the sole discretion of the General Partners). In addition, restrictions on transfer may be imposed under state securities laws and federal tax laws.

As of November 14, 2006, the 15,000 Units were held by approximately 589 record holders. No cash was distributed to the Limited Partners during 2005. Cumulative distributions paid to the Limited Partners as of December 31, 2005 were $3,538,203. No distributions have been made to the General Partners. Future distributions are dependent on the Partnership’s ability to meet its ongoing obligations.

The Partnership’s primary business is to own, operate and ultimately dispose of a portfolio of health care related real properties for the benefit of its Limited Partners. The Partnership owns a 99.5% general partnership interest in Mayfair Village, Ltd. (which we sometimes refer to herein as the “Retirement Facility” or “Mayfair Village”) and a 99.5% general partnership interest in Mayfair Nursing Care Center, Ltd. (which we sometimes refer to herein as the “Nursing Facility” or “Mayfair Nursing Care”). The remaining .5% limited partnership interest in Mayfair Village is owned by Retirement Centers of America, Inc., an affiliate of Life Care Centers of America, Inc. (“Life Care”), and the remaining .5% limited partnership interest in Mayfair Nursing Care is owned by Life Care. The Partnership serves as the general partner for both Mayfair Village and Mayfair Nursing Care and makes all decisions with respect to those entities.

Mayfair Village and Mayfair Nursing Care, in turn, own and operate the Retirement Facility and Nursing Facility, respectively. Both of these facilities are located in Columbus, Ohio. Each of the health care facilities is treated as a separate reportable segment of the Partnership. The Partnership’s Nursing Facility and Retirement Facility are managed by Life Care. Life Care is owned by Forrest Preston, who also owns 33% of the interests in CA-II, our non-managing General Partner. Life Care manages congregate care facilities throughout the United States. Life Care receives a management fee equal to 5% of operating income of each of the facilities it manages. The Managing General Partner provides oversight management services for these facilities and receives an oversight management fee of 1% of their aggregate operating income.

The Nursing Facility has 86 units consisting of private rooms with one bed per room and semi-private rooms with two beds per room. The services provided at the Partnership’s Nursing Facility consist of long term nursing care. Nursing care consists of 24-hour medical services prescribed by the resident’s physician as well as assistance or supervision with daily activities, such as dressing, grooming, bathing, medication and dietary needs. The Retirement Facility owned by the Partnership provides apartment living for ambulatory senior citizens who do not require assistance in their daily activities with additional services provided to attract the elderly including limited transportation, housekeeping and food services. The Retirement Facility has studio apartments and one-bedroom apartments.

The Nursing Facility is certified to receive benefits under joint federal and state funded programs administered by the State of Ohio to provide medical assistance to the indigent, known generally as the “Medicaid” program. Benefits under the Federal Health Insurance for the Aged Act (“Medicare”) are for skilled care only in those facilities which are certified for the program. The Nursing Facility is certified under the Medicare program.

Medicaid reimbursement formulas vary by state and are established in accordance with Federal guidelines. Typically, Medicaid provides for reimbursement for nursing home care of an all inclusive nature up to specified limits based on historical costs, with adjustments for inflation. Federal law requires that Medicaid reimbursement rates be reasonable and adequate to meet the costs that must be incurred by efficiently and economically operated facilities in order to provide care and services in conformity with applicable laws, regulations and quality and safety standards. Medicaid payments generally are set prospectively for each facility.

The Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy and determinations by intermediaries, and to governmental funding restrictions. Each of these factors may materially increase or decrease program payments to long term care facilities and could adversely affect the operations of the Partnership’s Nursing Facility. In the operation and sale of services, the Partnership competes with a number of individuals and entities, including large, national nursing home chains and small, locally owned geriatric facilities. Many competing operators have greater financial resources than the Partnership or may operate on a nonprofit basis or as charitable organizations. The Partnership believes that the quality of care provided, the reputation and physical appearance of its facilities and, in the case of private pay patients, charges for services, are significant competitive factors which add to the success of a facility. There is limited, if any, competition in price with respect to Medicaid and Medicare patients since revenues for services to such patients are strictly controlled and based on fixed rates and cost reimbursement principles. In light of these factors, the Partnership seeks to meet competition by continually improving the appearance of and the quality of services provided at its facilities, establishing a reputation within the local medical community for providing competent care services and continually evaluating the needs of the community and services offered by other health care providers.

Delinquent Filings; Current Information

The Partnership is delinquent in its required filings with the SEC. The Managing General Partner has been in discussions with the SEC about a process for bringing its reporting requirements current and engaged a new audit firm for the purpose of preparing audited financial statements for the Partnership’s fiscal years ended December 31, 2002, 2003, 2004 and 2005.

Based on procedures agreed to with the SEC for bringing the Partnership’s filings up to date, the Partnership has recently filed its (i) Annual Report on Form 10-K for fiscal year ended December 31, 2004 (the “2004 10-K”); (ii) Quarterly Report on Form 10-Q for quarter ended March 31, 2005; (iii) Quarterly Report on Form 10-Q for quarter ended June 30, 2005; (iv) Quarterly Report on Form 10-Q for quarter ended September 30, 2005; and (iv) Annual Report on Form 10-K for fiscal year ended December 31, 2005 (the “2005 10-K”). The 2005 10-K, a copy of which is enclosed herewith, contains the Partnership’s audited financial statements for the fiscal years ended December 31, 2004 and 2005. The 2005 10-K contains information regarding the Partnership’s operations and financial condition that Limited Partners should consider in voting to approve or reject the proposals included in this proxy statement.

With respect to its remaining delinquent filings and in accordance with procedures agreed to with the SEC, the Partnership intends to file its Quarterly Reports on Form 10-Q for the three fiscal quarters in 2006, as well as its Annual Reports on Form 10-K for fiscal years ended December 31, 2002 and December 31, 2003, as soon as reasonably practical. Additional quarterly information for the Partnership’s first, second and third quarters of fiscal 2003 and 2004 was included in the 2004 10-K, and will be included in the Partnership’s fiscal 2002 and 2003 Annual Reports on Form 10-K. Therefore, in accordance with its discussions with the SEC, the Partnership does not intend to file Forms 10-Q for its fiscal 2003 and 2004 quarterly periods.

Tender Offers

Since April 21, 2005, there have been five separate tender offers for the Units as follows:

•

On April 21, 2005, MPF-NY 2005, LLC; MPF Acquisition Co. 3, LLC; Moraga Gold, LLC; MPF Dewaay Fund 2, LLC; MPF Income Fund 22, LLC; MP Value Fund 8, LLC; MPF Special Fund 8, LLC; and Mackenzie Patterson Fuller, Inc. (“Mackenzie Group #1”) filed a Tender Offer Statement on Schedule TO with the SEC announcing its offer to purchase all of the outstanding Units at a cash purchase price of $150 per Unit. Mackenzie Group #1’s offer expired on May 30, 2005 and, according to an Amendment to the Schedule TO filed on June 15, 2005, Mackenzie Group #1 acquired 423 Units that were tendered in its offer. Pursuant to the Amendment to the Schedule TO, Mackenzie Group #1 reported ownership of approximately 5% of the total outstanding Units.

•

On May 26, 2005, Care Associates filed a Tender Offer Statement on Schedule TO with the SEC announcing its offer to purchase all of the outstanding Units at a cash purchase price of $456 per Unit. Care Associates’ offer expired on July 13, 2005 and, according to an Amendment to the Schedule TO filed on July 14, 2005, Care Associates acquired 2,104 Units that were tendered in its offer. Pursuant to the Amendment to the Schedule TO, Care Associates reported ownership of approximately 14.03% of the total outstanding Units. As of September 14, 2006, the register of Unit ownership maintained by the Partnership’s transfer agent indicates that Care Associates had closed on an aggregate of 1,805 Units tendered pursuant to this offer.

•

On June 17, 2005, MP Value Fund 8, LLC; MPF Flagship Fund 10, LLC; MPF-NY 2005, LLC; MP Falcon Fund, LLC; MPF Dewaay Premier Fund 2, LLC; Mackenzie Patterson Special Fund 6, LLC; Mackenzie Patterson Special Fund 6A, LLC; Mackenzie Patterson Special Fund 7, LLC; Accelerated High Yield Institutional Investors, Ltd., L.P.; Mackenzie Patterson Special Fund 5, LLC; MP Value Fund 6, LLC; MP Value Fund 7, LLC; MPF Flagship Fund 9, LLC; MPF Dewaay Premier Fund, LLC; Mackenzie Specified Income Fund, L.P.; MPF Special Fund 8, LLC; Accelerated High Yield Institutional Fund, Ltd., L.P. and C.E. Patterson (“Mackenzie Group #2”), filed a Tender Offer Statement on Schedule TO with the SEC announcing its offer to purchase all of the outstanding Units at a cash purchase price of $475 per Unit. Mackenzie Group #2’s offer expired on July 17, 2005 and, according to an Amendment to the Schedule TO filed on July 19, 2005, Mackenzie Group #2 acquired 2,231.5 Units that were tendered in its offer. Pursuant to the Amendment to the Schedule TO, Mackenzie Group #2 reported ownership of approximately 19.9% of the total outstanding Units.

•

On December 19, 2005, MPF-NY 2005, LLC; SCM Special Fund, LLC; Moraga Gold, LLC; MPF Dewaay Fund 2, LLC; MPF Flagship Fund 10, LLC; Mackenzie Patterson Special Fund 5, LLC; Mackenzie Patterson Special Fund 6, LLC; Mackenzie Patterson Special Fund 6-A, LLC; MP Falcon Fund, LLC; MPF Acquisition Co. 3, LLC; MPF Blue Ridge Fund I, LLC; MPF Blue Ridge Fund II, LLC; Mackenzie Patterson Special Fund 7, LLC; MP Value Fund 6, LLC; MPF Flagship Fund 9, LLC; and Mackenzie Patterson Fuller, Inc. (“Mackenzie Group #3), filed a Tender Offer Statement on Schedule TO with the SEC announcing its offer to purchase up to 3,750 Units at a purchase price of $525 per Unit. Mackenzie Group #3’s offer expired on January 19, 2006, and, according to an Amendment to the Schedule TO filed on February 2, 2006, Mackenzie Group #3 acquired 277 Units that were tendered in its offer. Mackenzie Group #3 reported ownership of approximately 20.5% of the total outstanding Units.

•

On July 20, 2006, MPF-NY 2006, LLC; Steven Gold; MPF Flagship Fund 10, LLC; MPF DeWaay Premier Fund 2, LLC; MacKenzie Patterson Special Fund 6, LLC; MacKenzie Patterson Special Fund 6-A, LLC; SCM Special Fund, LLC; Moraga Gold, LLC; MPF Blue Ridge Fund I, LLC; MPF Blue Ridge Fund II, LLC; MPF Senior Note Program I, LP; MP Value Fund 6, LLC; MPF Special Fund 8, LLC; MPF DeWaay Fund 4, LLC; MPF DeWaay Premier Fund 3, LLC; MPF Income Fund 22, LLC; MPF Income Fund 23, LLC; MPF DeWaay Fund 5, LLC; MPF Flagship Fund 11, LLC; and MacKenzie Patterson Fuller, LP (“Mackenzie Group #4), filed a Tender Offer Statement on Schedule TO with the SEC announcing its offer to purchase all of the outstanding Units at a cash purchase price of $600 per Unit. Mackenzie Group #4’s offer expired on September 8, 2006 and, according to an Amendment to the Schedule TO filed on October 2, 2006, Mackenzie Group #4 acquired 334 Units that were tendered in its offer. Pursuant to the Amendment to the Schedule TO, Mackenzie Group #4 reported ownership of approximately 22.6% of the total outstanding Units.

As required by the rules and regulations of the SEC, the Partnership, through its Managing General Partner, filed its recommendations with respect to the foregoing tender offers. With respect to the offer by Mackenzie Group #1, the Managing General Partner recommended that the holders of Units not tender primarily because the Managing General Partner believed the offer price to be inadequate. With respect to the offer by Care Associates, the Managing General Partners took a neutral position because of the potential conflicts of interest between John F. McMullan, the sole director, officer and shareholder of the Managing General Partner, and Forrest Preston, Care Associates and other entities owned or controlled by Mr. Preston. With respect to the offer by Mackenzie Group #2, the Managing General Partner also took a neutral position because of the potential conflicts of interest between Mr. McMullan and Mr. Preston and the existence of Care Associates’ competing bid. With respect to the offer by Mackenzie Group #3, as well as the offer of Mackenzie Group #4, the Managing General Partner took a neutral position because of the pending demand for the special meeting received from the Kodiak Group, the potential sale that could result therefrom and the lack of information to advise whether either the Mackenzie Group #3 or

Mackenzie Group #4 offers represented the highest value for the Units or whether holders would receive more if, and when, the potential sale transaction could be completed.

Valuation of Assets

As of the date of this proxy statement, the Managing General Partner has not taken any steps to obtain an appraisal with respect to the valuation of the Partnership or the buildings and other assets of Mayfair Village, Ltd. and Mayfair Nursing Care Center, Ltd. However, the following information is relevant to your consideration of the Kodiak Proposal:

•

As reflected in the 2004 10-K, as of December 31, 2004, the Partnership had total assets of $5,730,847, operating income for the year of $8,730,873, net income for the year of $352,015 and net income per limited partner Unit of $22.53.

•

As reflected in the 2005 10-K, as of December 31, 2005, the Partnership had total assets of $6,393,785, operating income for the year of $10,493,395, net income for the year of $710,819 and net income per limited partner Unit of $45.49.

•	The occupancy rates for the Nursing Facility and the Retirement Facility were 87% and 86%, respectively, as of December 31, 2004, and were 95% and 98%, respectively, as of December 31, 2005.
•

In addition to the foregoing considerations as well as its own informal valuation of the Partnership’s assets conducted to provide information to Unit holders who need a value estimate for ERISA purposes, the Managing General Partner believes the Partnership has a liquidation value in excess of $400 per Unit. In its Schedule TO, the Mackenzie Group #4 estimated the liquidation value of the Units to be in excess of $616.53 per Unit.

KODIAK PROPOSAL

(Proposal One)

KODIAK PROPOSAL

Text of Proposal

The text of the Amendment to the Partnership Agreement set forth in the Kodiak Proposal is as follows:

“Section 8.12 Direction to General Partners to Liquidate the Partnership – The General Partners shall promptly take all necessary or appropriate actions to undertake a transaction that will result in the sale of all the assets, directly or indirectly, of the Partnership and distribution of the proceeds therefrom to the Limited Partners (a “Liquidity Transaction”). Such Liquidity Transaction, which may be structured as (i) a sale of the Partnership’s interests in Mayfair Village, Ltd. and Mayfair Nursing Care Centers, Ltd. (the “Subsidiary Entities”); (ii) a merger of the Subsidiary Entities with one or more third party entities; (iii) a sale of the buildings and other assets of such Subsidiary Entities; or (iv) a merger of the Partnership with a third party entity, shall be pursued as quickly as reasonably possible and for the highest possible price obtainable under the circumstances. The rules to be utilized in connection with the Liquidity Transaction shall include a requirement that all offers for the assets of the Partnership (whether direct or indirect acquisitions) be delivered in sealed condition, and that all offers be opened simultaneously, with these procedures being publicized to all potential buyers. In connection therewith, the General Partners shall be authorized and directed to engage a marketing agent to pursue such Liquidity Transaction on behalf of the Partnership on the basis of bids solicited from the following qualified marketing agents having experience in the healthcare services industry: (a) C.B. Richard Ellis; (b) Marcus and Millichap; and (c) CLW Health Care Services Group. Upon the consummation of the Liquidity Transaction, the Partnership shall be dissolved without the necessity for an additional vote of Limited Partners and the proceeds from such transaction together with any other remaining assets of the Partnership shall be distributed to the Partners as set forth in this Agreement as quickly as reasonably possible. To the extent any provision of this Agreement would have prevented the Limited Partners from adopting or voting on this Section 8.12 [sic], such provision is hereby superseded, but only for purposes specifically related to this Section 8.12 [sic].”

As reflected in the text of the proposed amendment, the Kodiak Proposal, therefore, requests that the Limited Partners take action on the following:

•

That the General Partners be directed to promptly take all necessary or appropriate actions to market and sell the Partnership’s assets as quickly as reasonably possible and for the highest possible price;

•

That the actions to be taken by the General Partners include listing the Property for sale with one of the following marketing agents, depending on which agent submits the best bid: C.B. Richard Ellis; Marcus and Millichap; or CLW Health Care Services Group;

•	That the assets be marketed based on receipt of sealed bids; and
•

Upon the sale of these assets, that the Partnership be dissolved without the necessity for an additional vote of Limited Partners and its remaining assets be distributed to the Partners as quickly as reasonably possible as set forth in the Partnership Agreement.

Reasons for the Kodiak Proposal

The Partnership has received three communications from the Kodiak Group. The first, correspondence dated June 17, 2005, stated that, based upon the financial information contained in the Partnership’s 8-K filed with the SEC on June 10, 2005, the Kodiak Group believed a sale of the Partnership’s assets would bring the Limited Partners far in excess of the $456 per Unit that was offered by an affiliate of CA Associates, II, the Partnership’s non-managing General Partner, in a tender offer described above. In its opinion, the Kodiak Group believed a liquidation of the Partnership will maximize the Limited Partners’ value. The second communication, dated June 23, 2005, contained the initial text of Kodiak’s proposal which was later withdrawn. The third communication, dated December 8, 2005, contained the final text of the Kodiak Proposal which is being submitted to the Limited Partners for approval.

In addition, the Kodiak Group cited the Partnership’s failure to provide timely annual and quarterly financial information to the Limited Partners as required by the Partnership Agreement and the rules and regulations of the SEC. As stated above, the Partnership acknowledges that its filings with the SEC are delinquent. The Managing General Partner has had discussions with the SEC and has received its approval of a process for bringing the Partnership’s reporting requirements current. See “What You Should Know Before Voting on the Proposals - Delinquent Filings; Current Information” on page 7 of this proxy statement.

SALE OF THE PARTNERSHIP ASSETS

If the Limited Partners approve the Kodiak Proposal, the Partnership will solicit bids from the following marketing agents unaffiliated with the Partnership, the Managing General Partner or the Kodiak Group who have experience in the senior housing industry: C.B. Richard Ellis; Marcus and Millichap; and CLW Health Care Services Group. Based upon the bids received, the Managing General Partner will engage the marketing firm that the Managing General Partner believes can best represent the Partnership after reviewing a number of factors in the bids solicited, including, without limitation: (i) the bidding firm’s credentials (particularly recent experience in the senior housing industry); (ii) the proposed transaction schedule and timing of completion identified in the bid; and (iii) the fees to be charged, expenses to be reimbursed and other terms reflected in the bid.

The Partnership's assets will be marketed, to the extent feasible, both individually and as a portfolio. Interested purchasers, for example, will be allowed to bid for the Partnership’s interests in Mayfair Village, Ltd., or the Partnership’s interests in Mayfair Nursing Care Center, Ltd., or for both of these assets as a group. The Partnership's assets will be separately delineated, so as not to preclude offers to purchase only one of the two assets. Potential purchasers interested in both assets will be required to submit offers that separately describe the terms of such offers by asset type. Offers for both assets could be advantageous to the Partnership, to the extent that a single transaction would shorten the liquidation period, reduce ongoing Partnership operating costs, reduce overall transaction costs and/or allow for more timely distributions of net proceeds of the liquidation to the Partners. The Managing General Partner will consider such potential benefits in evaluating competing offers. So as not to provide any potential purchaser with an unfair advantage, the assets will be marketed using a “sealed bid” process. All request for bids will state a deadline for returning a bid. Any bid received after the stated deadline will not be considered. All bids received by that stated deadline, however, will be opened by the Managing General Partner simultaneously. The Managing General Partner, with the assistance of the marketing agent, will analyze all bids received. In considering which bid is the most favorable, the Managing General Partner will have the discretion to consider the following factors, among others:

•	The valuation attributed to the assets;
•	The financial structure contemplated by the bid; including specific source(s) of financing expected to be employed in undertaking the transaction;
•

To the extent that the bidder will be relying on outside sources of financing, the process and anticipated timing necessary to obtain such financing (with any bid subject to a financing contingency viewed at a disadvantage to non-contingent bids);

•

A description of additional due diligence the bidder would expect to perform prior to execution of a definitive agreement and closing (with any bid subject to substantive additional due diligence viewed at a disadvantage to non-contingent bids);

•	Any corporate, regulatory or other approvals necessary before execution of a definitive agreement and completion of any transaction and the timing and procedures necessary to obtain such approvals;
•	A description of any material closing conditions the bidder would anticipate being included in a definitive proposal and the timetable on which the bidder would expect to complete a transaction; and
•	A description of the bidder’s preliminary plans for the facilities’ management and employees, including any possible integration of the business and its personnel with operations of another company.

Upon completion of the bid analysis, all bid results will be posted and available for inspection by interested parties. The bidding procedures will also address the manner in which competing bids will be treated, including the process for sealed overbids.

Interested purchasers will be allowed to structure the transaction as a sale of the interests in the Subsidiary Entities (Mayfair Village, Ltd. and Mayfair Nursing Care Center, Ltd.), a merger of the Partnership, a merger of the Subsidiary Entities or a sale of the buildings, equipment and other assets of the Subsidiary Entities.

In addition, under the terms of the limited partnership agreements for Mayfair Village, Ltd. and Mayfair Nursing Care Center, Ltd., the Partnership has an option (exercisable at any time) to purchase the .5% limited partnership interest held by the Limited Partner for a nominal sum of $10.00. Both limited partnership agreements would require the Partnership to exercise the purchase options before it may sell or transfer the general partnership interests held by the Partnership to any other person or entity. To the extent the assets of the Subsidiary Entities are sold and those entities are to be terminated, the limited partnership agreements for Mayfair Village and Mayfair Nursing Care require all proceeds from the sale of assets and any other remaining assets to be distributed to the partners in those entities in proportion to their capital accounts but only after liabilities and obligations to creditors are paid.

None of the assets will be marketed prior to the Limited Partners' approval of the Kodiak Proposal. If the proposal is approved by the Limited Partners, however, the Managing General Partner may unconditionally accept offers from potential purchasers on behalf of the Partnership rather than condition such acceptances on the consent of the Limited Partners. When, and if, the Kodiak Proposal is approved by the Limited Partners, the Limited Partners will have no further approval rights with respect to the sale of the Partnership’s assets themselves. The lack of additional Limited Partner approval should enhance the marketing process and allow the liquidation and dissolution process to be completed in a more efficient and timely manner.

While none of the Partnership's assets (the interests in the Subsidiary Entities) are pledged as collateral against secured debt obligations of the Partnership, the assets of the Subsidiary Entities are pledged as collateral to secure mortgages of the Subsidiary Entities insured by the Department of Health and Urban Development (“HUD”). In marketing these encumbered assets, the Partnership will provide information to potential purchasers to allow them to bid to purchase any of these assets either based upon the Partnership prepaying the associated debt (if permitted) or the purchaser assuming the associated debt. Typically, purchase offers conditioned on the assumption of the related secured debt will be subject to the approval of the lender, which may be withheld in such lender's discretion. Transfers in the ownership and management of the Subsidiary Entities will also be subject to the approval of HUD, which may be withheld in its discretion. In evaluating offers on assets securing debt obligations, the Managing General Partner will consider the net value to the Partnership, inclusive of the impact of any fees or expenses that would be required to be paid to lenders to complete such transactions.

It is difficult to predict the amount and timing of the sale of the Partnership's assets and, consequently, the amount and timing of liquidating distributions to the Partners. The amount of the distribution to the Partners following the liquidation will be determined in accordance with the Partnership Agreement. The timing of distributions to the Partners will be determined by the Managing General Partner in its sole discretion and will depend, in part, upon the timing and receipt of proceeds of the sale and the amounts deemed necessary by the Managing General Partner to pay or provide for all of the Partnership's liabilities and obligations.

LIQUIDATION AND DISSOLUTION

If the Limited Partners approve the Kodiak Proposal, upon completion of the sale described above, the Partnership shall be dissolved and the Managing General Partner will be authorized to liquidate the assets of the Partnership and distribute the net proceeds from such liquidation, and otherwise wind-up the affairs of the Partnership in accordance with the Partnership Agreement, without any further action by the Limited Partners.

As the proposal to authorize a sale of assets and subsequent liquidation and dissolution is being presented as the result of a demand by certain Limited Partners, as of the date of this proxy statement, the Managing General Partner has not taken any steps to obtain an appraisal with respect to the valuation of the Partnership or of Mayfair Village, Ltd. or Mayfair Nursing Care Center, Ltd. In evaluating whether or not to approve the proposal described in this proxy statement, Limited Partners are urged to consider the most recent audited financial information relating to the Partnership set forth in the 2005 10-K, as well as the information described in the section entitled “What You Should Know Before Voting on the Proposals - Valuation of Assets” on page 9 of this proxy statement. Until the Limited Partners take action on the Kodiak Proposal, the Managing General Partner does not intend to take any immediate steps to market the Partnership’s assets. As a result, the Managing General Partner is not in a position to make any statements to the Limited Partners on the market conditions for any such sale. Market conditions for a sale of senior housing properties may be favorable at this time due, in part, to the low interest rate environment; however, the current expectations for increases in interest rates could result in reduced real estate values over time due to the effect of increased borrowing costs and decreased yield expectations (in comparison to other investments).

Unless the Limited Partners approve the Distribution and Allocation Provision Amendments described in Proposal Two of this proxy statement, the following is a brief description of the relevant provisions of the Partnership Agreement that will govern the distributions of proceeds resulting from a sale of assets if the Kodiak Proposal is approved:

•

Section 5.03 of the Partnership Agreement requires distributions of “Sale or Refinancing Proceeds” to be made in the following order: (i) first, to the Limited Partners in the amount of their invested capital; (ii) second, to the partners (potentially including the General Partners) in an amount equal to their capital account; and (iii) the balance is to be distributed 85% to the Limited Partners and 15% to the General Partners. For purposes of clause (ii), the capital accounts of all partners will take into consideration allocation of the net income and/or net loss arising from the disposition of the assets in accordance with the Partnership Agreement.

•

Section 1.0716 of the Partnership Agreement defines “Sale or Refinancing Proceeds” to be “all cash funds resulting from a Sale or Refinancing less (i) expenses incurred in the Sale or Refinancing, (ii) debts and obligations related to the Sale or Refinancing; (iii) other payments for Partnership expenses (including costs and improvements or additions to properties and amounts as may be required to purchase underlying land or any joint venture interest) and (iv) additions to Reserves at the discretion of the General Partners.

•

Section 1.0715 of the Partnership Agreement defines “Sale or Refinancing” to be “any Partnership transaction (other than the receipt of Capital Contributions and other than any possible refinancing contemplated with respect to a particular Property at the time of the acquisition of that Property) not in the ordinary course of its business, including, without limitation, sales, exchanges or other dispositions of real or personal Property, condemnation, recoveries of damage awards and insurance proceeds. . . .”

•

Section 1.0714 defines “Reserves” as amounts deemed sufficient by the General Partner, as of the date of determination, for working capital and to pay taxes, insurance, debt service, repairs, replacements or renewals, or other costs and expenses, incident to the operation of the Partnership. The expenses of liquidation will include the commission payable to the marketing agent ultimately engaged in connection with the Liquidity Transaction.

Allocations of income and loss to the partners' capital accounts are determined in aggregate for each partner class (i.e. the Limited Partners and General Partners). Apportionment of the aggregate Limited Partners' share of income and loss to the individual Limited Partners' capital accounts is determined each calendar year pro rata based upon the weighted average Units owned throughout such year. Under normal circumstances, net profits and net losses are allocated 96% to the Limited Partners and 4% to the General Partners. In connection with a “Sale or Refinancing,” however, the Partnership Agreement currently provides that net profits and net losses are to be allocated 85% to the Limited Partners and 15% to the General Partners. The Partnership Agreement prohibits a distribution of assets other than cash. Therefore, liquidation of the Partnership will not be completed until all of the Partnership's assets have been sold for cash or other consideration which has been converted to cash.

Once the Partnership's assets have been sold and the liabilities of the Partnership have been satisfied, including any liabilities owed to the General Partners, the Managing General Partner shall authorize one or more cash distributions to the partners, in accordance with the Partnership Agreement, in complete liquidation of the Partnership. In the event that the Partnership assets are sold in a series of transactions and the net proceeds from the earlier sales have satisfied the liabilities of the Partnership, the Managing General Partner may, in its sole discretion, authorize interim partial distributions to the partners (including the General Partners), prior to the completion of the liquidation of the Partnership. In accordance with the Partnership Agreement, the Managing General Partner may establish reserves for the payment of unforeseen and contingent Partnership liabilities pending a final distribution. In connection with the liquidation and winding up of the Partnership, the Managing General Partner shall, at the expense of the Partnership, cause the execution and timely filing of all reports it determines are necessary to effect the dissolution and termination of the Partnership, including the certificates of cancellation with the State of Georgia, tax returns and other reports required by the Internal Revenue Service and other taxing authorities, any reports required by the SEC and all reports required to be delivered to the Limited Partners in accordance with the Partnership Agreement.

MANAGING GENERAL PARTNER’S RECOMMENDATION

Until the Limited Partners take action on the proposal reflected herein, the Managing General Partner does not intend to take any immediate steps to market the Partnership’s assets or otherwise pursue a liquidation of the Partnership. As a result, the Managing General Partner is not in a position to make any statements to the Limited Partners on the market conditions for any such sale or transaction.

The Managing General Partner believes a sale of the Partnership’s assets is in the best interests of the Limited Partners. When the Partnership was formed in 1983, its asset portfolio contained numerous properties. The Partnership’s asset portfolio currently is comprised only of two properties, the Mayfair Village and Mayfair Nursing Care properties. Consequently, the economies of scale that may have formerly been available to the Partnership through ownership of multiple senior housing facilities are no longer present. Moreover, the senior housing industry continues to undergo consolidation in the industry and market conditions for a sale of senior housing properties may be favorable at this time due to the low interest rate environment. However, the current expectations for increases in interest rates could result in reduced real estate values over time due to the effect of increased borrowing costs and decreased yield expectations (in comparison to other investments).

Finally, the passage of the Sarbanes-Oxley Act of 2002 on July 30, 2002 resulted in a comprehensive revision of laws affecting corporate governance, accounting obligations and corporate reporting. The Sarbanes-Oxley Act is applicable to all companies with equity securities registered or that file reports under the Securities Exchange Act of 1934. In particular, the Sarbanes-Oxley Act established: (i) new requirements for audit committees, including independence, expertise and responsibilities; (ii) additional responsibilities regarding financial statements for the chief executive and financial officers of the reporting company; (iii) new standards for auditors and regulation of audits; (iv) increased disclosure and reporting obligations for the reporting company and its directors and executive officers; and (v) new and increased civil and criminal penalties for violations of the securities laws. Many of the provisions were effective immediately while other provisions became effective over a period of time, subject to rulemaking by the SEC. One particular provision of Sarbanes-Oxley, Section 404, will require that the Managing General Partner report on the effectiveness of the Partnership’s internal controls and that the auditors issue an opinion as to the effectiveness of those internal controls. Large public companies were required to include these “Section 404 Reports” in their 2004 annual reports and the reported costs of compliance for these companies has been staggering. Because the Partnership’s Units are registered with the SEC, it is currently subject to the Sarbanes-Oxley Act. The full impact of the Sarbanes-Oxley Act and the increased costs related to the Partnership’s compliance continue to remain uncertain and evolving but are likely to be significant particularly in relation to the Partnership’s current size.

For the foregoing reasons, the Managing General Partner believes that a sale of the Partnership assets is appropriate at this time. THEREFORE, THE MANAGING GENERAL PARTNER RECOMMENDS THAT YOU VOTE IN FAVOR OF THE KODIAK PROPOSAL WITH RESPECT TO A SALE OF THE PARTNERSHIP’S ASSETS AND ITS LIQUIDATION AND DISSOLUTION.

If the Kodiak Proposal is not approved by the Limited Partners at the special meeting, the Managing General Partner will continue to manage the business and affairs of the Partnership under the exclusive authority granted to it by the terms of the Partnership Agreement. In particular, the Managing General Partner will retain its authority to pursue a sale of the Partnership assets on terms it deemed to be advisable notwithstanding any failure by the Limited Partners to approve the Kodiak Proposal. Any transaction negotiated by the Managing General Partner that involved a sale of all or substantially all of the Partnership assets would, nonetheless, be subject to approval of the Limited Partners at a subsequent special meeting called for that purpose as may be required by the Partnership Agreement and Georgia law.

APPRAISAL RIGHTS

Neither Georgia law, nor the Partnership Agreement provides dissenters' rights to the Limited Partners, regardless of whether such Limited Partner has or has not consented to the proposal herein which would effectuate a dissolution and liquidation of the Partnership.

REGULATORY APPROVALS

Except for the filing of a certificate of dissolution with the Secretary of State of the State of Georgia and termination of the Partnership's registration under the Securities Exchange Act of 1934, no state or federal regulatory approvals must be obtained to effectuate the liquidation and dissolution of the Partnership. As stated above, the assets of the Subsidiary Entities are pledged as collateral to secure mortgages of the Subsidiary Entities which are insured by HUD. Transfers in the ownership and management of the Subsidiary Entities will be subject to the approval of HUD.

RISKS OF THE LIQUIDATION

In addition to the other information included elsewhere in this proxy statement, the following factors should be considered carefully in determining whether to approve the proposal directing the Managing General Partner to sell the Partnership’s assets and to otherwise effectuate the Partnership’s liquidation and dissolution. There can be no assurance that the sale of the Partnership's assets will be consummated. The information contained in this proxy statement is subject to various and significant uncertainties, many of which are beyond the control of the Partnership. These uncertainties make it difficult to predict the timing and amount of any liquidating distributions to the partners.

There is substantial uncertainty regarding the amount and timing of the liquidating distributions to the partners.

A number of factors will affect the amount and timing of liquidating distributions upon implementation of the proposal to sell the Partnership’s assets and effectuate the Partnership’s liquidation and dissolution, including the prices for which the Partnership's assets are sold, the condition of the real estate market during the liquidation, the costs of liquidation and other matters, each of which are beyond the control of the Partnership. There is also no assurance that the Partnership's assets can be sold within a reasonable period of time or at all. As a result, the Partnership cannot guarantee the amount or timing of liquidating distributions to partners.

Once the Kodiak Proposal is approved, the subsequent sale of the Partnership’s assets and the Partnership’s liquidation and dissolution are not subject to further Limited Partner approval.

If the Limited Partners approve the Kodiak Proposal, the Managing General Partner will commence marketing all of the Partnership’s assets. Limited Partners will have no further right or opportunity to vote on the sale of each asset and will, therefore, have no right to approve or disapprove the terms of any individual sale. By approval of the proposal submitted under this proxy statement, Limited Partners are granting the Partnership authority to sell all of the Partnership's assets upon terms and conditions which the Managing General Partner deems appropriate based on the bids received. The Partnership will automatically be terminated without any further approval of the Limited Partners upon completion of the liquidation of these assets and dissolution.

There may be a delay in receiving certain benefits of sale.

The Partnership Agreement authorizes the Partnership to utilize net proceeds from the sale of its assets to establish reserves for authorized Partnership purposes, including the payment of the Partnership's creditors. The Partnership may reserve some of the remaining undistributed net proceeds from the sale of the Partnership's Properties for purposes such as reserves for unknown liabilities, audit costs, fees and tax return preparation.

There are no dissenters' rights for the Limited Partners.

Georgia law does not grant the Limited Partners who dissent from approval of the Kodiak Proposal the right to demand appraisal for their Units of limited partnership interest and payment of their fair cash value. As a result, if the Kodiak Proposal is approved by a majority of the Limited Partners, Limited Partners who object to, or abstain from consenting to, this proposal do not have the right to demand and attempt to obtain different payment for their Units of limited partnership interest.

Indemnification provisions under the Partnership Agreement restrict the Limited Partners' right of legal action against the General Partners and could potentially reduce the aggregate amount available for distribution to the Partners.

The Partnership Agreement provides that the General Partners (including the Managing General Partner) shall not be liable to the Partnership or any of the Limited Partners for any act or omission performed or omitted by the General Partners (including the Managing General Partner) in good faith and in a manner reasonably believed by them to be in the best interests of the Partnership, provided that the conduct did not constitute gross negligence, fraud, willful neglect or breach of fiduciary duty. As a result of these provisions, Limited Partners may have more restricted rights of action than they would otherwise have if such restrictions had not been included in the Partnership Agreement. If a claim is made against the Managing General Partner in connection with its actions on behalf of the Partnership with respect to the liquidation, the Managing General Partner would most likely seek to be indemnified by the Partnership with respect to such claim. As a result of these indemnification rights, a Limited Partner's remedy with respect to claims against the Managing General Partner relating to its involvement in the liquidation could be more limited than the remedies that would have been available absent the existence of these rights in the Partnership Agreement. A successful claim for indemnification, including the expenses of defending a claim made, would reduce the Partnership's assets and, consequently, distributions to the partners, by the amount paid.

Certain secured debt obligations of the Subsidiary Entities could have a negative impact on the Partnership's ability to sell their assets.

To the extent the Liquidity Transaction includes a sale of the assets of Mayfair Village, Ltd. and/or Mayfair Nursing Care Center, Ltd., those assets are pledged as collateral for first mortgages insured by HUD. In marketing the assets, the Partnership will provide information to potential purchasers to allow them to bid to purchase any of these encumbered assets either based upon the entity prepaying the associated debt or the purchaser assuming the associated debt. Typically, purchase offers conditioned on the assumption of the related secured debt will be subject to the approval of the lender, which may be withheld in such lender's discretion. There can be no assurance that the Partnership’s Subsidiary Entities will have adequate cash to repay these secured debt obligations prior to a sale of the encumbered property or, alternatively, that the lender will consent to the assumption by a potential purchaser of the debt secured by the property. These factors could have a material adverse effect on the Partnership's ability to sell these encumbered properties.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The Partnership will recognize gain or loss for income tax purposes on the sale of assets based upon the difference between the sale price and the Partnership's tax basis in the assets sold. Each Limited Partner will be allocated his or her distributive share of such gain or loss. Gain will increase each Limited Partner's basis in his or her Unit of limited partnership interest, and a loss will decrease such Limited Partner's basis in his or her Unit of limited partnership interest. The gain or loss will be capital gain or loss and will be long-term if the holding period for the assets exceeds one year. Depending on a Limited Partner’s basis in his or her Unit of limited partnership interest and his or her individual tax situation, it is possible that a sale of assets may not generate sufficient liquidating cash distributions to the Limited Partner to cover the full amount of the Limited Partner’s tax liability incurred as a result of the sale of assets. Further, in the event that the net proceeds from the sale of the assets of the Partnership’s Subsidiary Entities are not sufficient to fully satisfy the mortgages secured by the assets, the Limited Partners may be allocated income from the cancellation of indebtedness, which is likely to be taxable to the Limited Partners without the receipt of any liquidating cash distributions.

Cash distributions will first be applied to reduce each Limited Partner's tax basis in the Unit of limited partnership interest and any such distribution will be taxable only to the extent the amount of such distribution with respect to each Unit of limited partnership interest owned exceeds the Limited Partner's basis in such unit. Each Limited Partner will be required to report on his or her income tax return his or her pro rata share of distributable gain as reported to him or her by the Partnership. Distributions to the Limited Partners will result in the recognition of taxable gain to the Limited Partners only to the extent such distributions exceed such Limited Partners' tax basis in the Unit of limited partnership interest.

THE TAX CONSEQUENCES DISCUSSED HEREIN MAY AFFECT LIMITED PARTNERS DIFFERENTLY DEPENDING UPON THEIR PARTICULAR TAX SITUATIONS UNRELATED TO THE LIQUIDATION AND DISSOLUTION. ACCORDINGLY, THIS SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING ON AN INDIVIDUAL BASIS. LIMITED PARTNERS MAY WISH TO CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING ANY LIQUIDATING DISTRIBUTION, INCLUDING ANY STATE AND LOCAL TAX CONSEQUENCES.

This summary is based on the federal tax laws and regulations in effect on the date of this proxy statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The discussion herein does not address the particular federal income tax consequences that may apply to certain Limited Partners such as trusts, estates, tax-exempt organizations, qualified plans, individual retirement accounts, nonresident aliens or other foreign investors. This summary also does not address the state, foreign or local tax consequences of a Limited Partner's holding of a Unit of limited partnership interest.

DISTRIBUTION AND ALLOCATION PROVISION AMENDMENTS PROPOSAL

(Proposal Two)

DISTRIBUTION AND ALLOCATION PROVISION AMENDMENTS

Text of Proposed Amendments:

This Proposal Two relates to a change in the current provisions of the Partnership Agreement that govern the distribution of funds upon a sale of the Partnership’s assets. This proposal, if approved, would effectuate an amendment to only one fundamental component of the current Partnership Agreement, namely, how distributions are allocated upon a sale. However, because of the Partnership Agreement structure, a number of its provisions must be revised in order to implement the amendment.

The following description summarizes the Distribution and Allocation Provision Amendments to the Partnership Agreement that are the subject of this Proposal Two for consideration by the Limited Partners. This summary is qualified in its entirety by reference to the complete text of the Amended and Restated Agreement and Certificate of Limited Partnership, attached as Annex A to this proxy statement, that would be filed in the DeKalb County, Georgia records if this Proposal Two is approved by the Limited Partners.

Under the Partnership Agreement, the Distribution and Allocation Provision Amendments Proposal requires approval by not less than a majority of the outstanding Units in order to become effective.

Amendment to Section 1.07:

Section 1.07 of the Partnership Agreement is proposed to be amended to add the following additional defined terms:

“Competitive Real Estate Commission” shall mean a real estate or brokerage commission paid for the purchase or sale of Property which is reasonable, customary and competitive, in light of the size, type and location of the Property.

“Property” or “Properties” shall mean the property or properties which are purchased out of Capital Contributions or out of the proceeds of a distribution or refinancing of property by the Partnership, and all improvements thereon and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is from time to time located thereon or specifically used in connection therewith. In the case of any Property owned by another partnership or joint venture in which the Partnership shall be a partner, the term “Properties” shall include any Property which is so owned.

“Sale Price” shall mean the sum of the prices paid for a Property, including all fees and liens or indebtedness to which the Property is subject if not removed by a sale, and any other consideration paid for the Property.”

Amendment to Section 5.03:

Section 5.03 of the Partnership Agreement is proposed to be amended to read in its entirety as follows:

“5.03 Distribution of Sale or Refinancing Proceeds: All Sale or Refinancing Proceeds shall be distributed in the following order:

5.031	To the Limited Partners in an amount equal to their Invested Capital;

5.032	To the Limited Partners in an amount equal to:

5.0321             The sum of the amounts by which for all fiscal years, including the fiscal year in which such distribution is made, distributions of Distributable Cash From Operations to the Limited Partners in such years was less than 9% of their average Invested Capital (for purposes of this Paragraph, any distributions to Limited Partners of Distributable Cash from Operations in any fiscal year in excess of 9% of their average Invested Capital shall reduce the deficiency in any other fiscal year); less

5.0322             The sum of all previous distributions of Sale or Refinancing Proceeds pursuant to this Section 5.032;

5.033       In the case of a sale of a Property or Properties, subject to the limitations set forth in Section 7.04 hereof, to the General Partners in an amount equal to 3% of the Sale Price of all Properties on a cumulative basis (less all prior distributions to the General Partners pursuant to this Section 5.033);

5.034       The balance of such proceeds shall be distributed in the following proportions: 15% to the General Partners, and 85% to the Limited Partners.

All calculations required by this Section 5.03 shall be made on a cumulative basis. If on the date of any distribution of Sale or Refinancing Proceeds, distributions of Distributable Cash From Operations to Limited Partners plus distributions of Sale or Refinancing Proceeds to Limited Partners pursuant to Section 5.032 hereof exceed 9% of Limited Partners’ average Invested Capital for each year (“excess distributions”), distributions of Sale or Refinancing Proceeds shall be made to the General Partners in an amount equal to the amount of the excess distributions the General Partners would have received from prior Sale or Refinancing Proceeds if the excess distributions had been distributed at that time plus the amount of the Sale or Refinancing Proceeds to which the General Partners are otherwise entitled pursuant to Sections 5.033 and 5.034 hereof.”

Amendment to Section 5.04:

Section 5.04 of the Partnership Agreement is proposed to be amended to read in its entirety as follows:

“5.04 Allocation of Net Profits and Net Losses: The Net Profits or Net Losses of the Partnership shall be determined each year in accordance with the accounting methods followed for federal income tax purposes. Except as otherwise provided herein, Net Profits and Net Losses shall be allocated as follows::

5.041       All Net Profits or Net Losses prior to the first Admission Date shall be allocated 1% to the Original Limited Partner and 99% to the General Partners.

5.042       Except as provided in Section 5.041, all Net Profits or Net Losses, other than those arising from a Sale or Refinancing, shall be allocated 4% to the General Partners and 96% to the Limited Partners.

5.043       Except as provided in Section 5.041, Net Losses arising from a Sale or Refinancing shall be allocated 99% to the Limited Partners and 1% to the General Partners.

5.044       Except as provided in Section 5.041, Net Profits arising from a Sale or Refinancing shall be allocated as follows:

5.0441             First, 1% to the General Partners and 99% to the Limited Partners until the Net Profits allocated to the Limited Partners from such Sale or Refinancing pursuant to this Section 5.0441 equals the excess of the greater of:

(i)	zero;

(ii)     the Limited Partners’ Invested Capital immediately prior to such Sale or Refinancing plus 9% per annum of the Limited Partners’ average Invested Capital for all fiscal years through the date of such Sale or Refinancing to the extent not received through prior distributions of Distributable Cash From Operations pursuant to Section 5.021 or prior distributions of Sales or Refinancing Proceeds pursuant to Section 5.032; or

(iii)    the amount of Sale or Refinancing Proceeds distributable to the Limited Partners pursuant to Section 5.03 from such Sale or Refinancing;

over their capital account immediately prior to such Sale or Refinancing;

5.0442             Second, to the General Partners until the Net Profits allocated to the General Partners from such Sale or Refinancing pursuant to Sections 5.0441 and 5.0442 equals the excess of the greater of:

(i)	zero; or

(ii)     the amount of Sale or Refinancing Proceeds distributable to the General Partners from such Sale or Refinancing;

over their capital account immediately prior to such Sale or Refinancing;

5.0443             Third, any remaining Net Profits shall be allocated 15% to the General Partners and 85% to the Limited Partners.”

Amendment to Article V:

Article V of the Partnership Agreement is proposed to be amended by adding the following new Section 5.06:

“5.06 Computation of Return to Limited Partners:: For purposes of this Article V, the 9% per annum return on Invested Capital to which each Limited Partner is entitled shall be computed beginning with the fiscal quarter in which the Capital Contribution of such Limited Partner is made. In addition, the average Invested Capital shall be computed as of a given date in a fiscal year by adding the amount of Invested Capital as of the first day of each fiscal quarter during such fiscal year and dividing the sum by the number of quarters then elapsed.”

Amendment to Article VII:

Article VII of the Partnership Agreement is proposed to be amended by adding the following new Section 7.04 (Section 7.03 being intentionally omitted to preserve paragraph numbering references):

“7.04 Real Estate Commissions: If the Managing General Partner performs substantial services as a broker in connection with the sale of a Property, the Partnership may pay to the Managing General Partner an amount equal to the lesser of:

7.041	Fifty percent (50%) of the Competitive Real Estate Commission; or

7.042	Three percent (3%) of the Sale Price of the Property;

provided, however, the amount paid to the General Partners under Section 5.0333 plus the real estate commission paid to anyone in connection with the sale of a Partnership Property shall not exceed the lesser of the amount customarily charged in connection with sales of properties in arm’s length transactions by non-affiliates of the Managing General Partner rendering similar services as an on-going public activity in the same geographical location and for comparable property or 6% of the gross Sale Price of the Property.”

Reasons for the Distribution and Allocation Amendments Proposal

The Partnership was originally organized on October 31, 1983, as a limited partnership under provisions of the Georgia Uniform Limited Partnership Act. Since inception, the composition of the Partnership’s General Partners has changed on a number of occasions. Initially, the General Partners were Consolidated Resources Corporation of America (“CRCA”) and Consolidated Associates II (“CA-II”). In 1986, CRCA merged with and into a subsidiary of Southmark Corporation (“Southmark"). The name of the surviving Southmark subsidiary was then changed to Southmark Consolidated Resources Corporation of America (“SCRCA”). Southmark, a Georgia

corporation, emerged from Chapter 11 bankruptcy on August 10, 1990, and liquidated most of its assets pursuant to a plan of reorganization. On November 20, 1990, WelCare Acquisition Corp. acquired from Southmark all the stock of SCRCA whose name was then changed to WelCare Consolidated Resources Corporation of America. WelCare Services Corporation-II was added as Managing General Partner on January 13, 1992, following the approval by a majority-in-interest of the Partnership's Limited Partners. By the end of 1995, the Partnership had three General Partners: Consolidated Associates II, WelCare Consolidated Resources Corporation of America, serving as the corporate general partner (“WCRCA”) and WelCare Service Corporation-II as Managing General Partner (“WSC-II”). WCRCA withdrew from the Partnership in 1998. Since that time, WSC-II and CA-II have been the only General Partners and WSC-II (which also changed ownership and control in the mid 1990s) has served as the sole Managing General Partner.

The Managing General Partner was not involved with the Partnership at the time of its inception or at the time the Units were sold to the public. By the time the Managing General Partner became involved in the Partnership, prior general partners had been sold or liquidated and many of the original properties held by the Partnership had been disposed of or foreclosed upon. While WSC-II has retained all Partnership records originally delivered to it at the time it took over the responsibilities of Managing General Partner, it was not provided all Partnership records maintained by prior general partners from inception. The only executed Partnership Agreement that the Managing General Partner has in its possession is dated October 31, 1983 which predates the public offering. The Managing General Partner is aware that this agreement is not the form of partnership agreement delivered to investors in 1983 in connection with the public offering. While its attempts to determine whether, in fact, the public offering version of the partnership agreement was, in fact, executed have been unsuccessful due to the length of time that has elapsed, the Managing General Partner agrees that some accommodation is necessary with respect to the Partnership Agreement so that Limited Partners are not prejudiced by the differing agreement versions.

Based on its review of the Partnership Agreement that is maintained with the Partnership records against the version distributed to investors in the 1983 public offering, the Managing General Partner believes that the only changes necessary to ensure that Limited Partners are not prejudiced by the discrepancies between the two forms are changes to the distributions and allocations of profits and losses to the partners as a result of a sale or refinancing of the Partnership’s properties. Notably absent from the executed Partnership Agreement maintained with the Partnership records is the right of Limited Partners to a 9% cumulative return on invested capital and the right of the General Partners to a 3% distribution of sale proceeds.

Specifically, Section 5.03 of the current Partnership Agreement requires distributions of “Sale or Refinancing Proceeds” to be made in the following order: (i) first, to the Limited Partners in the amount of their invested capital; (ii) second, to the Partners (potentially including the General Partners) in an amount equal to their capital account; and (iii) the balance is to be distributed 85% to the Limited Partners and 15% to the General Partners. For purposes of clause (ii), the capital accounts of all Partners will take into consideration allocation of the net income and/or net loss arising from the disposition of the assets in accordance with the Partnership Agreement. In addition, in connection with a sale or refinancing the Partnership Agreement currently provides that net profits and net losses are to be allocated 85% to the Limited Partners and 15% to the General Partners.

The text of the distribution and allocation provisions as set forth in the form of partnership agreement contained in the prospectus are set forth verbatim in the text of the proposed amendments described above. These provisions, if this Proposal Two is approved by the Limited Partners, would entitle the Limited Partners to a 9% return on invested capital as well as a right to a return of that invested capital (to the extent not already distributed to the Limited Partners). Similarly, these provisions, if this Proposal Two is approved by the Limited Partners, would entitle the General Partners to a distribution of up to 3% of sale proceeds as a real estate commission for services actually rendered (but only after the Limited Partners have received their invested capital and the 9% return). In no event may the amounts payable to the General Partners as a preferential distribution, when taken together with any other real estate commissions paid as a result of the transaction, exceed the lesser of (i) the amounts customarily charged for the sale of similar properties in the same geographical location in a third party arm’s length transaction or (ii) 6%. Any balance after these preferential distributions are made would be distributed 85% to the Limited Partners and 15% to the General Partners.

If Proposal Two is approved by the Limited Partners, profits and losses resulting from a sale or refinancing would be allocated as follows. First, 1% would be allocated to the General Partners and 99% to the Limited Partners until the net profits allocated to the Limited Partners from such sale or refinancing equal the excess of the greater of the following items over their capital account immediately prior to the sale or refinancing: (a) zero; or (b) the Limited Partners’ invested capital immediately prior to such sale or refinancing plus 9% per annum of the Limited Partners’ average invested capital for all fiscal years to the extent not received through prior distributions from operations or sale proceeds; or (c) the amount of sale or refinancing proceeds distributable to the Limited Partners. Second, profits would then be allocated to the General Partners until the net profits allocated to the General Partners from such sale or refinancing equals the excess of the greater of the following items over their capital account immediately prior to such sale or refinancing: (a) zero; or (b) the amount of sale or refinancing proceeds distributable to the General Partners from such sale or refinancing. Finally, any remaining net profits would be allocated 15% to the General Partners and 85% to the Limited Partners.

MANAGING GENERAL PARTNER’S RECOMMENDATION

The Managing General Partner believes the foregoing Distribution and Allocation Provision Amendments are in the best interests of the Limited Partners. THEREFORE, THE MANAGING GENERAL PARTNER RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL TWO.

APPRAISAL RIGHTS

Neither Georgia law, nor the Partnership Agreement provides dissenters' rights to the Limited Partners, regardless of whether such Limited Partner has or has not consented to the proposal herein which would effectuate the Distribution and Allocation Provision Amendments.

OTHER IMPORTANT INFORMATION RELATING TO

THE SPECIAL MEETING AND THE PROPOSALS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Partnership has no directors or officers and, to the best knowledge of the Partnership based on a unit ownership report dated November 14, 2006, no person beneficially owned more than 5.0% of the outstanding Units of limited partnership interest except as follows:

(i) a group comprised of MPF-NY 2006, LLC; Steven Gold; MPF Flagship Fund 10, LLC; MPF DeWaay Premier Fund 2, LLC; MacKenzie Patterson Special Fund 6, LLC; MacKenzie Patterson Special Fund 6-A, LLC; SCM Special Fund, LLC; Moraga Gold, LLC; MPF Blue Ridge Fund I, LLC; MPF Blue Ridge Fund II, LLC; MPF Senior Note Program I, LP; MP Value Fund 6, LLC; MPF Special Fund 8, LLC; MPF DeWaay Fund 4, LLC; MPF DeWaay Premier Fund 3, LLC; MPF Income Fund 22, LLC; MPF Income Fund 23, LLC; MPF DeWaay Fund 5, LLC; MPF Flagship Fund 11, LLC; and MacKenzie Patterson Fuller, LP, whose address is c/o MacKenzie Patterson Fuller, Inc.,1640 School Street, Moraga, California 94556, disclosed in an Amendment to its Schedule TO filed on July 20, 2006 that it owned approximately 22.6% of the total outstanding Units;

(ii) to the extent the joint demand filed by Kodiak Partners III, Prizm Investors and Baseline Investors (the “Kodiak Group”) qualifies those holders as a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, the Kodiak Group, whose address is 4 Orinda Way, Suite 200-C, Orinda, CA 94563, has represented to the Managing General Partner that it owns 10.0% of the outstanding Units;

(iii) Care Associates, LLC, whose address is c/o Life Care Centers of America, Inc., 3570 Keith Street, NW, Cleveland, TN 37312, owns 1,805 Units (12%);

(iv) LP Liquidity, LLC, whose address is c/o Vincent T. Gresham, 2575 Peachtree Road, Suite 22C, Atlanta, GA 30305, owns 750 Units (5%);

(v) Everest Management, LLC, whose address is 199 South Los Robles Avenue, Suite 200, Pasadena, CA 91101, owns 750 Units (5%) (not taking into account transfers pending as of the date of filing); and

(vi) Barry Zemel d/b/a Baseline Investment, whose address is P.O. Box 47638, Phoenix, AZ 85068-7638, owns 903.5 Units (6%).

INTERESTS OF CERTAIN PERSONS

Management Agreements

Mayfair Nursing Care Center Pursuant to a Management Agreement executed in March 1991, management oversight for the Nursing Facility is provided by WSC (successor to Welcare Consolidated Resources Corporation of America, the original party to this agreement) and day-to-day management of the facility’s operations is provided by Life Care Centers of America, Inc. (“Life Care”). Life Care owns a 0.5% interest in Mayfair Village Ltd. and Mayfair Nursing Care Center Ltd., the entities who own the Properties, and the remaining 99.5% interest of these entities is owned by the Partnership. As compensation for its services, WSC is entitled to monthly oversight fees equal to one percent (1%) of the nursing facility’s operating income. As compensation for its services, Life Care is entitled to monthly management fees equal to five percent (5%) of the nursing facility’s operating income. Although the Management Agreement by its terms expired in March 1996, the parties have continued to operate under its original provisions. Forrest Preston, who owns a 33% general partner interest in CA, the non-managing General Partner of the Partnership, owns 100% of Life Care and Mr. McMullan serves on Life Care’s Board of Directors. In addition, Mr. McMullan and Mr. Preston have been involved in numerous business relationships for over 30 years, including those in which they invested in and/or managed properties similar to the Properties owned by the Partnership.

Mayfair Retirement Center Also pursuant to a Management Agreement executed in March 1991 containing substantially identical terms as that applicable to the nursing facility, management oversight for the retirement facility is provided by WSC (successor to Welcare Consolidated Resources Corporation of America, the original party to this agreement) and day-to-day management of the facility’s operations is provided by Life Care. As compensation for its services, WSC is entitled to monthly oversight fees equal to one percent (1%) of the retirement facility’s operating income. As compensation for its services, Life Care is entitled to monthly management fees equal to five percent (5%) of the retirement facility’s operating income. As with the nursing facility, although the Management Agreement by its terms expired in March 1996, the parties have continued to operate under its original provisions.

Management Fees and Expenses Paid Life Care (and/or its affiliate) received an aggregate of $522,498 and $435,542 in management fees for the fiscal years ending December 31, 2005 and 2004. WSC (and/or its affiliate) received an aggregate of $103,425 and $86,453 in oversight fees for the fiscal years ending December 31, 2005 and 2004, respectively. During 2005 and 2004, WSC (and/or its affiliate) was reimbursed $310,397 and $71,668, respectively, for costs incurred in connection with the administration of Partnership activities.

VOTING PROCEDURES

General

This Proxy Statement is being furnished to each holder of Units of limited partnership interest in Consolidated Resources Health Care Fund, II, a Georgia limited partnership, by the Managing General Partner of the Partnership, Welcare Services Corporation-II, a Georgia corporation, in connection with the special meeting of Limited Partners to be held for the purposes of approving the two proposals set forth in this Proxy Statement.

As of November 14, 2006, the Partnership had 15,000 Units of limited partnership interest outstanding (of which 1,805 Units, or approximately 12% of the total outstanding Units were owned by certain affiliates of the General Partners). At the special meeting, proxies or ballots from the record owners of at least 7,501 Units are required to approve the Kodiak Proposal and the Distribution and Allocation Provision Amendments. If, at the special meeting the Partnership receives proxies or ballots representing votes from Limited Partners owning at least a majority of the Units for the Kodiak Proposal (Proposal One), the required approval of the Limited Partners will have been obtained and the Managing General Partner will proceed to implement the Kodiak Proposal for which the requisite approval has been obtained. If, at the special meeting the Partnership receives proxies or ballots representing votes from Limited Partners owning at least a majority of the Units for the approval of the Distribution and Allocation Provision Amendments (Proposal Two), the required approval of the Limited Partners will have been obtained and the Managing General Partner will proceed to file an amendment to the Partnership’s Certificate of Limited Partnership recorded in the DeKalb County, Georgia records to reflect these provision amendments.

Voting; Record Date

This proxy statement and the accompanying form of proxy are being mailed to Limited Partners of record as of the close of business on November 14, 2006. Each Unit of limited partnership interest entitles the Limited Partner to one vote with respect to the consents solicited hereby. Only Limited Partners of record on the record date may vote on the proposals. If your Units are held in the name of a brokerage firm, bank, nominee or other institution, only such institution can consent with respect to your Units and can do so only at your direction. Accordingly, if your Units are so held, please contact your account representative and give instructions to have the enclosed proxies voted with respect to your Units.

Because approval of both the Kodiak Proposal and the Distribution and Allocation Provision Amendments require the affirmative vote of Limited Partners owning of record at least a majority of the Units of limited partnership interest outstanding, abstentions and broker non-votes (which are proxies from brokers or nominees indicating that such persons have not received instructions from beneficial owners or other persons entitled to give consents with respect to Units of limited partnership interest as to matters for which the brokers or nominees do not have discretionary power) will have the effect of votes against these proposals.

Changing Your Vote

You may vote your Units either in person by ballot at the special meeting, by proxy, by telephone or by internet. To vote by proxy, you should mark, date, sign and mail the enclosed proxy. The proxy card is self-addressed and has prepaid postage affixed to facilitate ease in return. Giving a proxy will not affect your right to vote your Units if you attend the special meeting and want to vote in person – by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the meeting by giving the Managing General Partner written notice of your revocation or by submitting a later-dated proxy. If you execute, date and return your proxy but do not mark your voting preference, your Units will not be voted. We must receive your proxy prior to the special meeting for your vote to count.

To place a vote by phone, please call toll-free (866) 461-8943. At the prompt, please enter the unique seven-digit number printed on the enclosed proxy card and, after the next prompt, enter the last four digits of the Primary Investor’s Tax ID to login. Follow the prompts to place your vote.

To place a vote by internet, please go to http://www.acssecurities.com/crii/proxy and follow the link to the Proxy voting website. Enter the unique seven-digit number printed on the enclosed proxy card and then enter the last four digits of the Primary Investor’s Tax ID to login. Follow the instructions shown on the screen to place your vote.

You may choose to use any of the methods specified above to vote. Please keep in mind, however, that only the last vote placed as of midnight on January 10, 2007, which is the date we close receipt of proxies will be accepted (regardless of method used). Any vote submitted by that deadline (regardless of method used) will automatically revoke any previous vote submitted.

Expenses of Solicitation

The expenses of this proxy solicitation will be paid by the Partnership. The Partnership will pay ACS Securities Services, Inc. a fee of $500.00, plus reimbursement of out-of-pocket expenses, for its services in soliciting the proxies and acting as Inspector of Elections at the special meeting. In addition to solicitation by mail, directors, officers and employees of the Managing General Partner may solicit consents by telephone, facsimile, or otherwise. Directors, officers and employees of the Managing General Partner will not be additionally compensated for any such solicitation, but may be reimbursed for out-of-pocket expenses incurred. Brokerage firms, fiduciaries and other custodians that forward soliciting material to limited partners will be reimbursed for their reasonable expenses incurred in forwarding such material.

No Unitholder Proposals

The ownership of Units does not entitle our Limited Partners to make proposals at the special meeting. Under the Partnership Agreement, only the Managing General Partner can make a proposal at the meeting. The Partnership Agreement establishes a procedure for calling meetings whereby Limited Partners owning 10% or more of the outstanding Units may call a meeting. In any case, Limited Partners are not allowed to vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership. Doing so would jeopardize the Limited Partners’ limited liability under the Georgia Uniform Limited Partnership Act.

FORWARD LOOKING STATEMENTS

This proxy statement contains statements that constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are based on management’s beliefs, current expectations, estimates and projections about the nursing home or other healthcare provider industry, the economy and about the Partnership in general. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Partnership to differ materially from historical results or from any results expressed or implied by such forward-looking statements. The Partnership cautions readers that the following important factors, among others, could cause the Partnership’s actual results to differ materially from the forward-looking statements contained in this report:

•	changes in healthcare reimbursement systems and rates;
•	the availability of capital and financing;
•	changes to amounts recorded as revenues due to final resolution of amounts due to and from third-party payors; and
•	other factors affecting the Partnership’s business that may be beyond its control.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

If you would like additional copies of this correspondence or have questions about the proposals, you should contact:

ACS Securities Services, Inc.

3988 N. Central Expressway

Building 5, 6th Floor

Dallas, Texas 75204

(888) 688-6541

For other questions relating to the Partnership you should contact the Managing General Partner at:

Welcare Service Corporation-II

Managing General Partner
1175 Peachtree Street, Suite 1230
Atlanta, Georgia 30361
Attn: John F. McMullan

The Partnership files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

You should rely only on the information contained in this proxy statement or to which we have referred you. We have not authorized anyone to provide you with any additional information. This proxy statement is dated as of the date listed on the cover page hereto. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and neither the mailing of this proxy statement to our Limited Partners shall create any implication to the contrary.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following items of our 2005 10-K, filed with the SEC on October 10, 2006, are incorporated herein by reference:

•             Consolidated Financial Statements of Consolidated Resources Health Care Fund II, appearing on pages F-1 through F-14 thereto;

•	Item 6 – Selected Financial Data, appearing on pages 16-17 thereto;

•             Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, appearing on pages 18-21 thereto;

•             Item 7A – Quantitative and Qualitative Disclosures About Market Risk, appearing on page 21 thereto; and

•             Item 9 – Changes in and Disagreements with Accountants on Accounting and Financial Disclosure, appearing on pages 22-23 thereto.

Our independent registered public accountants are not expected to be present at the special meeting.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement and prior to the date of the special meeting, to the extent that they update the information incorporated by reference above, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

The Managing General Partner will provide you, without charge, a copy of any of the information incorporated by reference in this proxy statement (excluding exhibits) by first class mail or other equally prompt means within one business day of receiving a written request direct to the Managing General Partner at:

Welcare Service Corporation-II

Managing General Partner
1175 Peachtree Street, Suite 1230
Atlanta, Georgia 30361
Attn: John F. McMullan

FORM OF PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE MANAGING GENERAL PARTNER OF

CONSOLIDATED RESOURCES HEALTH CARE FUND II

The undersigned hereby appoints John F. McMullan, with full power of substitution, as proxy for the undersigned, to vote all units of limited partnership interest of Consolidated Resources Health Care Fund II owned of record by the undersigned, with all powers the undersigned would have if personally present at the Special Meeting of Limited Partners to be held on Thursday, January 11, 2007 at 10:00 a.m., local time, at the offices of Paul, Hastings, Janofsky & Walker LLP, located at 600 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia 30308 and any adjournments thereof for the following purposes:

1.

Proposal One (“Kodiak Proposal”) submitted by Kodiak Partners III, Prizm Investors and Baseline Investors (collectively, the “Kodiak Group”) to amend the Partnership’s Agreement of Limited Partnership (“Partnership Agreement”) by adding a new section 8.12 [sic] to read in its entirety as follows:

“Direction to General Partners to Liquidate the Partnership – The General Partners shall promptly take all necessary or appropriate actions to undertake a transaction that will result in the sale of all the assets, directly or indirectly, of the Partnership and distribution of the proceeds therefrom to the Limited Partners (a “Liquidity Transaction”). Such Liquidity Transaction, which may be structured as (i) a sale of the Partnership’s interests in Mayfair Village, Ltd. and Mayfair Nursing Care Centers, Ltd. (the “Subsidiary Entities”); (ii) a merger of the Subsidiary Entities with one or more third party entities; (iii) a sale of the buildings and other assets of such Subsidiary Entities; or (iv) a merger of the Partnership with a third party entity, shall be pursued as quickly as reasonably possible and for the highest possible price obtainable under the circumstances. The rules to be utilized in connection with the Liquidity Transaction shall include a requirement that all offers for the assets of the Partnership (whether direct or indirect acquisitions) be delivered in sealed condition, and that all offers be opened simultaneously, with these procedures being publicized to all potential buyers. In connection therewith, the General Partners shall be authorized and directed to engage a marketing agent to pursue such Liquidity Transaction on behalf of the Partnership on the basis of bids solicited from the following qualified marketing agents having experience in the healthcare services industry: (a) C.B. Richard Ellis; (b) Marcus and Millichap; and (c) CLW Health Care Services Group. Upon the consummation of the Liquidity Transaction, the Partnership shall be dissolved without the necessity for an additional vote of Limited Partners and the proceeds from such transaction together with any other remaining assets of the Partnership shall be distributed to the Partners as set forth in this Agreement as quickly as reasonably possible. To the extent any provision of this Agreement would have prevented the Limited Partners from adopting or voting on this Section 8.12 [sic], such provision is hereby superseded, but only for purposes specifically related to this Section 8.12 [sic].”

FOR	☐	AGAINST	☐	ABSTAIN	☐

THIS PROXY WILL BE VOTED “FOR” PROPOSAL ONE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

2.	Proposal Two submitted by our Managing General Partner to amend the distribution and allocation provisions of the Partnership Agreement relating to a sale or refinancing of the Partnership’s assets.

FOR	☐	AGAINST	☐	ABSTAIN	☐

THIS PROXY WILL BE VOTED “FOR” PROPOSAL TWO IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

Dated:______________, 2006
___________________________________________
Signature

Print Name:__________________________________

Address:____________________________________
___________________________________________
Number of Units Voted:______________

Please mark, date and sign this Proxy and deliver it to any of the above-named proxies whether or not you plan to attend the meeting. You may revoke a previously delivered Proxy at any time prior to the meeting.

To place a vote by phone, please call toll-free (866) 461-8943. At the prompt, please enter the unique seven-digit number printed above your name on this proxy card and, after the next prompt, enter the last four digits of the Primary Investor’s Tax ID to login. Follow the prompts to place your vote.

To place a vote by internet, please go to http://www.acssecurities.com/crii/proxy and follow the link to the Proxy voting website. Enter the unique seven-digit number printed above your name on this proxy card and then enter the last four digits of the Primary Investor’s Tax ID to login. Follow the instructions shown on the screen to place your vote.

All proxies must be received (regardless of method used) by midnight on January 10, 2007.

Annex A

Amended and Restated Agreement and Certificate of Limited Partnership

[see attached]

Annex A

COMPOSITE

AMENDED AND RESTATED AGREEMENT

AND CERTIFICATE OF

LIMITED PARTNERSHIP

CONSOLIDATED RESOURCES HEALTH CARE FUND II1

THIS AMENDED AND RESTATED AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP OF CONSOLIDATED RESOURCES HEALTH CARE FUND II (the “Agreement”) is made, signed and sworn to as of this ___ day of January, 2007, among WelCare Service Corporation – II (“WSC”) as managing general partner of the Partnership, for itself and on behalf of the limited partners of the Partnership (the “Limited Partners”), and Consolidated Associates II (“CA”), the non-managing general partner of the Partnership, for the purpose of amended and restating the Partnership Agreement recorded in the office of the Clerk of Superior Court of DeKalb County, in accordance with the provisions of the Georgia Uniform Limited Partnership Act.

W I T N E S S E T H:

WHEREAS, Section 6.031 of the Partnership Agreement provides that the Limited Partners shall have the right to vote on amendments to the Partnership Agreement;

WHEREAS, at a special meeting of the Limited Partners held on January 11, 2007, the Limited Partners, acting by the affirmative vote of at least a majority in interest of the Limited

_________________________

1 This composite form of Amended and Restated Agreement and Certificate of Limited Partnership reflects the provisions that will govern the management and ownership of the Partnership following the special meeting and assumes that each of the proposals described in the accompanying proxy statement are approved by the Limited Partners at the special meeting.

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Partners pursuant to Section 6.04 of the Partnership Agreement, approved certain amendments to the Partnership Agreement;

WHEREAS, the parties hereto desire to amend and restate in its entirety the Partnership Agreement to reflect the amendments approved by the Limited Partners at the January 11, 2007 special meeting, amendments previously approved and previously reflected in filings made in the DeKalb County, Georgia records, and certain amendments to reflect current information regarding the Partnership which may be made by the Managing General Partner without approval of the Limited Partners pursuant to Section 6.09 of the Partnership Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

The Partnership Agreement is hereby amended and restated in its entirety as follows:

ARTICLE 1

Formation of Limited Partnership

1.01        Formation: The parties hereto form this Partnership under the Georgia Uniform Limited Partnership Act (“the Act”). Prior to conducting its business in any jurisdiction, the Partnership shall comply with all requirements for the qualification of the Partnership to conduct business as a limited partnership in such jurisdiction.

1.02        Name: The name of the Partnership is CONSOLIDATED RESOURCES HEALTH CARE FUND II.

1.03        Principal Office: The principal office of the Partnership shall be located at 1175 Peachtree Street, Suite 1230, Atlanta, Georgia 30361. The General Partners may from time to

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time change the Partnership’s principal place of business to any other location by giving written notice of such change to the Limited Partners.

1.04        Term: The Partnership shall commence upon the date of this Agreement and shall continue until December 31, 2016, unless sooner terminated as hereinafter provided in Article XII.

1.05        Certificate of Partnership: Promptly following the execution of this Agreement, the General Partners shall record this Agreement as required by the Act and by the laws of any other jurisdiction which govern the activities of the Partnership.

1.06        Amendment or Cancellation of Certificate: The Certificate of Limited Partnership shall be cancelled when the Partnership is dissolved pursuant to the terms of Article XII. The Certificate of Limited Partnership shall be amended on the occurrence of one or more of the events set forth in the Act requiring an amendment. The General Partner shall, promptly following the occurrence of any event requiring cancellation or amendment of the Certificate of Limited Partnership, sign and acknowledge, on behalf of all Partners, a writing conforming to the requirements of the Act and shall record such writing as required therein.

1.07        Definitions: As used in this Agreement, the following terms shall have the following meaning, unless the context otherwise requires:

1.071           “Accountants” shall mean the firm of independent certified public accountants as shall be engaged by the General Partner for the Partnership.

1.072           “Admission Date” shall mean a date on which a Limited Partner is admitted to the Partnership.

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1.073           “Affiliate” of a Person shall. include (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such Person; (iii) any officer, director or partner of such Person; and (iv) if such Person is an officer, director or partner, any company for which such Person acts in such capacity.

1.074           “Capital Contributions” shall mean the total investments and contributions to the capital of the Partnership in cash by all investors for Units of limited partnership interest without deduction of selling, organization or other expenses.

1.075           “Competitive Real Estate Commission” shall mean a real estate or brokerage commission paid for the purchase or sale of Property which is reasonable, customary and competitive, in light of the size, type and location of the Property.

1.076           “Distributable Cash From Operations” shall mean the funds provided from Partnership operations, without deduction for non-cash expenses, but after deducting all cash funds used to pay all other expenses, capital improvements or replacements, and debt payments, if any, and after adjustment for changes in Reserves.

1.077           “General Partner” or “General Partners” shall mean WelCare Service Corporation-II or Consolidated Associates II, or any Person or Persons admitted to the Partnership as a General Partner pursuant to the terms of this Agreement.

1.078           “Invested Capital” shall mean the Limited Partners’ Capital Contributions less the sum of Sale or Refinancing Proceeds distributed to Limited Partners or any prior owners of Units as of the date of calculation.

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1.079           “Limited Partners” shall mean the Original Limited Partner and all other investors who are purchasers or transferees of a Limited Partnership Unit.

1.0710         “Managing General Partner” shall mean WelCare Service Corporation-II or any other Person or Persons admitted to the Partnership as the Managing General Partner pursuant to the provisions of this Agreement.

1.0711         “Net Losses” shall mean the losses of the Partnership determined in accordance with accounting methods followed for federal income tax purposes.

1.0712         “Net Profits” shall mean the profits of the Partnership determined in accordance with accounting methods followed for federal income tax purposes.

1.0713	“Original Limited Partner” shall mean William J. Barbin.
1.0714	“Partner” shall mean any General Partner or Limited Partner.

1.0715         “Person” shall mean any natural person, partnership, corporation, association or other legal entity.

1.0716         “Property” or “Properties” shall mean the property or properties which are purchased out of Capital Contributions or out of the proceeds of a distribution or refinancing of property by the Partnership, and all improvements thereon and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is from time to time located thereon or specifically used in connection therewith. In the case of any Property owned by another partnership or joint venture in which the Partnership shall be a partner, the term “Properties” shall include any Property which is so owned.

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1.0717         “Reserve” or “Reserves” shall mean amounts deemed sufficient by the General Partner, as of the date of determination, for working capital and to pay taxes, insurance, debt service, repairs, replacements or renewals, or other costs and expenses, incident to the operation of the Partnership.

1.0718         “Sale or Refinancing” shall mean any Partnership transaction (other than the receipt of Capital Contributions and other than any possible refinancing contemplated with respect to a particular Property at the time of the acquisition of that Property) not in the ordinary course of its business, including, without limitation, sales, exchanges or other dispositions of real or personal Property, condemnations, recoveries of damage awards and insurance proceeds (other than business or rental interruption insurance proceeds) or any borrowings or mortgage refinancings. The disposition of a Property of the Partnership by transfer back to the seller or an affiliate thereof, whether in the form of a rescission, exchange or resale or pursuant to an option or other similar arrangement entered into at or prior to the time of taking title to the Property, shall not, if the proceeds from such transfer back are reinvested in another Property, constitute a Sale or Refinancing and shall not result in Sale or Refinancing Proceeds.

1.0719         “Sale or Refinancing Proceeds” shall mean all cash funds resulting from a Sale or Refinancing less (i) expenses incurred in the Sale or Refinancing, (ii) debts and obligations related to the Sale or Refinancing, (iii) other payments for Partnership expenses (including costs and improvements or additions to properties and amounts as may be required to purchase underlying land or any joint venture interest) and (iv) additions to Reserves at the discretion of the General Partners.

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1.0720         “Sale Price” shall mean the sum of the prices paid for a Property, including all fees and liens or indebtedness to which the Property is subject if not removed by a sale, and any other consideration paid for the Property.

1.0721         “Signature Page” shall mean the Signature Page signed by additional Limited Partners.

1.0722         “Units” shall mean the limited partnership interests of the Limited Partners and shall each represent a Capital Contribution of $1,000 to the Partnership and entitle the holder thereof to the rights and interests of Limited Partners as provided in the Limited Partnership Agreement.

ARTICLE 2

Partners

2.01        General Partners: The Managing General Partner may, with written approval of a majority in interest of the Limited Partners, admit additional general partners. Each such additional general partner shall become a General Partner by executing an amendment to this Agreement naming such person as General Partner, and the Certificate of Limited Partnership of the Partnership shall be amended as required by law to show that such person has become a General Partner.

2.02        Original Limited Partner: William J. Barbin is the Original Limited Partner of the Partnership.

2.03        Additional Limited Partners: Additional Limited Partners shall be such other persons who make the Capital Contribution as set forth in Article IV herein.

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2.04        Management of Partnership Affairs: The General Partners shall be responsible for the formation and administration of the Partnership. The Limited Partners shall not participate in or have any control over the Partnership business or have any authority or right to act for or bind the Partnership. The Limited Partners by execution of the Signature Page consent to the exercise by the General Partners of the powers conferred on them by this Agreement.

2.05        Managing General Partner: Except as otherwise explicitly set forth in this Agreement, the management, operations, administration and control of the Partnership shall be vested in the General Partners, who shall have the power on behalf of and in the name of the Partnership to carry out any and all of the purposes of the Partnership and to perform all acts and enter into and perform all other undertakings which they may deem necessary or advisable or incidental thereto. If the General Partners are in disagreement with respect to any matter and cannot reach agreement, the decision of the Managing General Partner shall be controlling.

ARTICLE 3

Purpose

3.01        The business objectives and purposes of the Partnership shall be to acquire, operate and hold for investment income producing, health care related real properties, primarily nursing homes, but possibly including retirement centers, psychiatric, substance abuse and other specialty hospitals and medical office buildings and facilities.

3.02        The Partnership shall engage in no other business activities without the consent of a majority in interest of the Limited Partners.

ARTICLE 4

Capital of the Partnership

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4.01        General Partners: The General Partners have contributed to the capital of the Partnership the sum of $2,500 each.

4.02        Original Limited Partner: The Original Limited Partner contributed the sum of $10.00 to the Partnership. His Capital Contribution shall be returned to him upon the admission of any additional Limited Partner and his interest in the Partnership shall thereupon terminate.

4.03        Additional Limited Partners: Each additional Limited Partner shall contribute to the capital of the Partnership the amount of $1,000 for each Unit, with a minimum investment of 5 Units.

4.031           The General Partners are authorized to admit to the Partnership additional Limited Partners if, after the admission of such additional Limited Partners, the Capital Contributions of all Limited Partners would be not less than $1,500,000 and not more than such maximum amount (not to exceed $15,000,000) as the General Partners shall determine from time to time.

4.032           The Capital Contribution of each additional Limited Partner shall be not less than $1,000 and may be such greater integral multiple of $1,000 as such additional Limited Partner and the General Partners shall agree upon.

4.033           Each additional Limited Partner shall, as a condition of being admitted to the Partnership, execute a Signature Page. The names and addresses of the additional Limited Partners and their Capital Contributions (which may be expressed as the number of Units held) shall be set forth in Schedule A attached hereto, as amended from time to time, and hereby incorporated herein.

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4.034           All subscriptions for Units shall, subject to obtaining subscriptions for the minimum amount of Capital Contributions, be accepted or rejected by the Partnership within thirty (30) days of receipt by the Partnership, and if rejected all subscription funds will be returned to the subscriber forthwith. If not rejected within thirty (30) days of receipt by the Partnership, any subscription shall be deemed to be accepted.

4.04        Capital Accounts: There shall be established and maintained for each Partner a capital account in the amount of his Capital Contribution. Each Partner’s capital account shall be increased by his additional Capital Contributions and his allocable share of Net Profits and decreased by Distributable Cash From Operations and Sale or Refinancing Proceeds distributed to him and his allocable share of Net Losses.

4.05        No Additional Required Contributions: Except for the amounts specified herein, no Partner has agreed to contribute as capital any additional cash or property.

4.06        Time When Contribution to be Returned: No time is agreed upon as to when the contribution of the Limited Partners is to be returned. The Limited Partners shall not have the right to demand return of their Partnership contribution nor shall the Limited Partners have the right to demand and receive property other than cash in return for their contribution.

4.07        Liability of the Limited Partners: The liability of the Limited Partners shall be limited to the Capital Contribution actually made. However, when the Limited Partners have received the return in whole or in part of their Capital Contribution, they shall be nevertheless liable to the Partnership for any sum, not in excess of such return with interest at the legal rate thereon, necessary to discharge the Partnership’s liabilities to all creditors who extended credit or whose claims arose before such return. It is the intent of the Partners that no distribution (or any

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part of any distribution) made to any Limited Partner pursuant to Sections 5.02 or 5.03 of this Agreement shall be deemed a return or withdrawal of capital, even if such distribution represents (in full or in part) a distribution of depreciation or any other non-cash item accounted for as a loss or deduction from or offset to the Partnership’s income, and no Limited Partner or creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partners.

4.08        Computation of Percentage Interest of Limited Partners: Whenever a specified percentage in interest of Limited Partners is authorized or required to take any action, the percentage in interest determination shall be made by comparing the number of Units held by Limited Partners approving or taking the proposed action to the total number of Units held by all Limited Partners.

4.09        Loans and Other Business Transactions with Limited Partners: A Limited Partner may, with the consent of the General Partners, lend money to and transact other business with the Partnership on such terms as the Limited Partner and the General Partners shall agree.

ARTICLE 5

Distributions and Allocations of Profits and Losses

5.01        Distributions: Subject to maintaining the Partnership in a sound financial and cash position (which, without limiting the generality of the foregoing, shall include the provision for losses affecting the cash position of the Partnership and the payment or provision of payment, when due, of obligations of the Partnership) and establishing such Reserves as are determined by the General Partners in their sole discretion to be reasonably required for the proper operation of

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the Partnership’s business, the General Partners shall distribute any funds of the Partnership as provided in Paragraphs 5.02 and 5.03 hereof. The General Partners, in their sole discretion, shall determine pursuant to the foregoing, the amounts to be distributed and the time or times when distribution shall be made, provided, however, no Partner shall be entitled to priority over other Partners as to distributions hereunder except as is specifically provided herein, and provided further, no distribution shall be made except when Partnership assets are in excess of all liabilities of the Partnership except liabilities to the General Partners and to the Limited Partners on account of their contributions.

5.02        Allocation of Distributions of Distributable Cash From Operations: Distributions of Distributable Cash from Operations shall be made as follows:

5.021           Except as hereinafter provided, to the payment of Partnership creditors; and

5.022           All distributions thereafter whether in cash or in kind shall be allocated 96% to the Limited Partners and 4% to the General Partners.

5.03        Distribution of Sale or Refinancing Proceeds: All Sale or Refinancing Proceeds shall be distributed in the following order:

5.031           To the Limited Partners in an amount equal to their Invested Capital;

5.032	To the Limited Partners in an amount equal to:

5.0321         The sum of the amounts by which for all fiscal years, including the fiscal year in which such distribution is made, distributions of Distributable Cash From

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Operations to the Limited Partners in such years was less than 9% of their average Invested Capital (for purposes of this Paragraph, any distributions to Limited Partners of Distributable Cash from Operations in any fiscal year in excess of 9% of their average Invested Capital shall reduce the deficiency in any other fiscal year); less

5.0322         The sum of all previous distributions of Sale or Refinancing Proceeds pursuant to this Section 5.032;

5.033           In the case of a sale of a Property or Properties, subject to the limitations set forth in Section 7.04 hereof, to the General Partners in an amount equal to 3% of the Sale Price of all Properties on a cumulative basis (less all prior distributions to the General Partners pursuant to this Section 5.033);

5.034           The balance of such proceeds shall be distributed in the following proportions: 15% to the General Partners, and 85% to the Limited Partners.

All calculations required by this Section 5.03 shall be made on a cumulative basis. If on the date of any distribution of Sale or Refinancing Proceeds, distributions of Distributable Cash From Operations to Limited Partners plus distributions of Sale or Refinancing Proceeds to Limited Partners pursuant to Section 5.032 hereof exceed 9% of Limited Partners’ average Invested Capital for each year (“excess distributions”), distributions of Sale or Refinancing Proceeds shall be made to the General Partners in an amount equal to the amount of the excess distributions the General Partners would have received from prior Sale or Refinancing Proceeds if the excess distributions had been distributed at that time plus the amount of the Sale or Refinancing Proceeds to which the General Partners are otherwise entitled pursuant to Sections 5.033 and 5.034 hereof.

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5.04        Allocation of Net Profits and Net Losses: The Net Profits or Net Losses of the Partnership shall be determined each year in accordance with the accounting methods followed for federal income tax purposes. Except as otherwise provided herein, Net Profits and Net Losses shall be allocated as follows:

5.041           All Net Profits or Net Losses prior to the first Admission Date shall be allocated 1% to the Original Limited Partner and 99% to the General Partners.

5.042           Except as provided in Section 5.041, all Net Profits or Net Losses, other than those arising from a Sale or Refinancing, shall be allocated 4% to the General Partners and 96% to the Limited Partners.

5.043           Except as provided in Section 5.041, Net Losses arising from a Sale or Refinancing shall be allocated 99% to the Limited Partners and 1% to the General Partners.

5.044           Except as provided in Section 5.041, Net Profits arising from a Sale or Refinancing shall be allocated as follows:

5.0441         First, 1% to the General Partners and 99% to the Limited Partners until the Net Profits allocated to the Limited Partners from such Sale or Refinancing pursuant to this Section 5.0441 equals the excess of the greater of:

(i)	zero;

(ii)            the Limited Partners’ Invested Capital immediately prior to such Sale or Refinancing plus 9% per annum of the Limited Partners’ average Invested Capital for all fiscal years through the date of such Sale or Refinancing to the extent not received

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through prior distributions of Distributable Cash From Operations pursuant to Section 5.021 or prior distributions of Sales or Refinancing Proceeds pursuant to Section 5.032; or

(iii)           the amount of Sale or Refinancing Proceeds distributable to the Limited Partners pursuant to Section 5.03 from such Sale or Refinancing;

over their capital account immediately prior to such Sale or Refinancing;

5.0442         Second, to the General Partners until the Net Profits allocated to the General Partners from such Sale or Refinancing pursuant to Sections 5.0441 and 5.0442 equals the excess of the greater of:

(i)	zero; or

(ii)            the amount of Sale or Refinancing Proceeds distributable to the General Partners from such Sale or Refinancing;

over their capital account immediately prior to such Sale or Refinancing;

5.0443         Third, any remaining Net Profits shall be allocated 15% to the General Partners and 85% to the Limited Partners.

5.05	Apportioning Allocations and Distributions Among Partners:

5.051           Except as provided in Sections 5.053 and 5.054, all Net Profits or Net Losses allocable to the Limited Partners and all Distributable Cash From Operations and Sale or Refinancing Proceeds distributable to the Limited Partners shall be allocated or distributed, as the case may be, to each Limited Partner entitled to such distribution or allocation in the ratio

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which the number of Units owned by such Limited Partner bears to the total number of Units owned by all Limited Partners entitled to such distribution or allocation.

5.052           Except as provided in Sections 5.053 and 5.054, all Net Profits or Net Losses not arising from a Sale or Refinancing allocable to the Limited Partners shall be allocated, and all Distributable Cash from Operations distributable to the Limited Partners shall be distributed, as the case may be, to the Persons recognized by the Partnership as the holders of Units as of the first day of the fiscal period for which such allocation or distribution is to be made.

5.053           All Net Profits or Net Losses not arising from a Sale or Refinancing for a fiscal year allocable to any Unit which may have been transferred during such year shall be allocated between the transferor and the transferee based upon the number of quarterly periods that each was recognized (in accordance with Section 11.02) as the holder of the Unit, without regard to the results of Partnership operations during particular quarterly periods of such fiscal year and without regard to whether distributions of Distributable Cash from Operations were made to the transferor or transferee.

5.054           All Net Profits or Net Losses arising from a Sale or Refinancing allocable to the Limited Partners shall be allocated to the Persons recognized (in accordance with Section 11.02) as the holders of Units for purposes of this Section as of the date on which the Partnership recognizes such Net Profits or Net Losses. All Sale or Refinancing Proceeds arising from a Sale or Refinancing distributable to the Limited Partners shall be distributed to the Persons recognized as holders of Units on the day such distribution is made.

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5.06        Computation of Return to Limited Partners: For purposes of this Article V, the 9% per annum return on Invested Capital to which each Limited Partner is entitled shall be computed beginning with the fiscal quarter in which the Capital Contribution of such Limited Partner is made. In addition, the average Invested Capital shall be computed as of a given date in a fiscal year by adding the amount of Invested Capital as of the first day of each fiscal quarter during such fiscal year and dividing the sum by the number of quarters then elapsed.

ARTICLE 6

Rights and Responsibilities of Partners

6.01        No Management Responsibility of Limited Partners: The Limited Partners shall not (i) take part in the management of the business of, transact any business for or act in any way to sign for or bind the Partnership or (ii) be paid any salary, or have a drawing account, or receive interest on their Capital Contributions after formation of the Partnership.

6.02        Examination of the Partnership Records: An authorized representative of a Limited Partner may, during regular business hours, examine the records (at the location where such records are maintained) or property or make reasonable inquiry as to Partnership affairs.

6.03        Voting Rights: The Limited Partners shall have the right to vote on the following matters:

6.031	Amending this Agreement;
6.032	Dissolving the Partnership;

6.033           Removing a General Partner pursuant to Section 6.05 herein and electing a new General Partner(s);

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6.034           Electing a new General Partner if a General Partner elects to withdraw or resign from the Partnership;

6.035	The sale of substantially all of the assets of the Partnership;

6.036           Engaging in business activities other than as described in Article III;

6.037           Electing a new Managing General Partner, by a vote of the majority in interest of the Limited Partners, if the Managing General Partner withdraws or resigns or is removed from the Partnership;

6.038	Removing the Managing General Partner pursuant to Section 6.05.

6.04        Voting Procedure: Upon receipt from ten percent (10%) in interest of the Limited Partners of a written request to take action on any of the matters mentioned in Paragraphs 6.031 through 6.038 above, the General Partners shall submit to the Limited Partners a verbatim statement of the proposed action. The General Partner shall be authorized to submit to the Limited Partners any matter on which the Limited Partners are authorized to vote pursuant to this Agreement. The General Partners may include in such submission an opinion of counsel as to whether the proposed action would result in a change of the Partnership to a general partnership, change the liability of the General Partners or the Limited Partners, allow the Limited Partners to take part in the control or management of the Partnership, or affect the tax consequences to the Limited Partners. The General Partner may also include in said submission a recommendation on the proposed action. All duly proposed action shall be submitted to the Limited Partners for a vote within not less than 30 days and not more than 60 days following receipt of said proposal

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thereof from the Limited Partners, and the affirmative vote by a majority in interest of the Limited Partners will be required to approve the action.

6.05        Removal of General Partner: A majority in interest of the Limited Partners may remove a General Partner, with or without cause, subject to the provisions of Section 11.07 of this Agreement.

6.06        Meetings of the Limited Partnership: Meetings of the Partnership may be called by the General Partners and shall be called upon the written request of 10% in interest of the Limited Partners. No business shall be in order if it would involve the Limited Partners taking an active role in the management of the Partnership. If a meeting is duly called, the General Partners shall give the Limited Partners notice of such meeting not later than 15 days after receipt of the written request and such meeting shall be held no sooner than 30 days and not later than 60 days following the date of receipt of such written request. The notice of the meeting will state the nature of the business to be transacted and no other business will be considered. Partners may be represented at meetings in person or by proxy.

6.07        Rights to Limited Partners Cumulative: The rights provided to the Limited Partners in this Article VI are in addition to, and not in limitation of, any legal or equitable rights or remedies available to the Limited Partners upon proof of fraud, bad faith, willful neglect, gross negligence or breach of fiduciary duty by the General Partners, including receivership or dissolution and winding up by a decree of a court.

6.08        Certain Action and Amendments Not Allowed: Notwithstanding the above nor any other provision to the contrary contained in this Agreement, no amendment to this Agreement shall be allowed if its effect is to change the Partnership to a general partnership,

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change the liability of or reduce the interests herein of the General Partners or the Limited Partners, subject the Partnership to treatment as an association taxable as a corporation for Federal income tax purposes, or allow the Limited Partners to take part in the control of the business of the Partnership.

6.09        Amendments Without Consent: In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partners, without the consent of any of the Limited Partners:

6.091           To add to the representations, duties or obligations of the General Partners or surrender any right or power granted to the General Partners for the benefit of the Limited Partners or to admit a substitute General Partner pursuant to Section 11.06;

6.092           To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; and

6.093           To delete or add any provision required to be so deleted or added by the staff of the Securities and Exchange Commission (the “Commission”) or other federal agency or by a state “Blue Sky” commissioner or similar official, which addition or deletion is deemed by the Commission, agency or official to be, for the benefit or protection of the Limited Partners, or to delete or add any provision required to be deleted or added to insure that the Partnership will be treated as a partnership for tax purposes; provided, however, no amendment shall be adopted pursuant to this Section 6.093 unless the adoption thereof (1) is for the benefit of or not adverse to the interest of the Limited Partners; (2) does not affect the distribution of Distributable Cash

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From Operations or Sale or Refinancing Proceeds or the allocation of Net Profits and Net Losses among the Limited Partners or between the Limited Partners and the General Partners; and (3) does not affect the limited liability of the Limited Partners or cause the Partnership to not be treated as a partnership for federal income tax purposes.

ARTICLE 7

Compensation and Expense Allowance to General Partners

In addition to the share of cash distributions, as set forth in Article V herein, the General Partners will receive compensation only as set forth in this Article.

7.01        The Partnership may pay WelCare Service Corporation-II an Acquisition Fee, not to exceed 10% of Capital Contributions, in connection with the acquisition of Partnership Property.

7.02        The Partnership will directly pay or will reimburse the General Partners and their affiliates for expenses incurred by them in the conduct of the business of the Partnership and the costs of goods and materials used for or by the Partnership. The General Partners will not be reimbursed by the Partnership for any indirect expenses incurred in performing services for the Partnership, such as salaries or similar compensation, rent, utilities and other overhead items. The amounts charged to the Partnership will not exceed those which the Partnership would be required to pay independent parties for comparable services

7.03	[intentionally omitted]

7.04        Real Estate Commissions: If the Managing General Partner performs substantial services as a broker in connection with the sale of a Property, the Partnership may pay to the Managing General Partner an amount equal to the lesser of:

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7.041           Fifty percent (50%) of the Competitive Real Estate Commission; or

7.042	Three percent (3%) of the Sale Price of the Property;

provided, however, the amount paid to the General Partners under Section 5.0333 plus the real estate commission paid to anyone in connection with the sale of a Partnership Property shall not exceed the lesser of the amount customarily charged in connection with sales of properties in arm’s length transactions by non-affiliates of the Managing General Partner rendering similar services as an on-going public activity in the same geographical location and for comparable property or 6% of the gross Sale Price of the Property.

ARTICLE 8

Powers, Rights and Responsibilities of General Partners

8.01        General Partners: Subject to Section 2.05 hereof, the management and control of the Partnership business shall rest exclusively with the General Partners, who shall have all the rights and powers granted herein and which may be possessed by a general partner pursuant to the Georgia Uniform Limited Partnership Act as presently enacted or as it may be amended, including the execution and delivery of all agreements, notices, certificates, filings, papers, instruments and other documents on behalf of the Partnership.

8.02        Authority: No Person dealing with the Partnership shall be required to inquire into the authority of the General Partners to take any action or make any decision, and a certificate of a General Partner may be relied upon by any such Person to establish:

8.021	The identity of a General Partner or a Limited Partner;

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8.022           The existence or non-existence of any fact which is a condition to acts by the General Partners or is otherwise relevant to the affairs of the Partnership; or

8.023           The Person authorized to execute any document on behalf of the Partnership.

8.03        Powers of General Partners: Except as otherwise provided in this Agreement and subject to Section 2.05 hereof, the General Partners shall have the authority on behalf of the Partnership to conduct any and all Partnership business including (by way of illustration and not limitation) the authority:

8.031           to establish, maintain, and draw upon checking and other accounts in the name of the Partnership, in such bank or banks as the General Partners may, from time to time, select;

8.032           to make secured or unsecured loans of Partnership funds when such is in furtherance of the Partnership business;

8.033           to execute notifications, statements, reports, returns and other filings that are necessary or desirable to be filed with any state or federal securities commission;

8.034           to make any tax elections available to the Partnership under the Internal Revenue Code of 1986, or regulations thereunder, and to execute, acknowledge and deliver any and all instruments desirable to effectuate the foregoing;

8.035           to purchase, sell, exchange, dispose of, transfer, lease or otherwise alienate or convey title to or to grant an option for the sale of all or any portion of the property of

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the Partnership, including any mortgage or leasehold or other interest or other property which may be acquired by the Partnership, upon a transfer of any property of the Partnership;

8.036           to borrow money and, as security therefor, to mortgage all or any part of such Partnership property; such mortgage may contain a confession of judgment, waiver of appraisal and all other usual security clauses;

8.037           to obtain replacements of any such mortgage or mortgages, and to prepay, in whole or in part, refinance, recast, increase, modify, consolidate, correlate or extend any mortgages affecting any Partnership property, all of the foregoing at such price, rental or amount of cash, securities or other property and upon such terms as they deem proper;

8.038           to place record title on such property in the name of a nominee or nominees for the purposes of mortgage financing, or any other convenience or benefit of the Partnership;

8.039           to employ accountants, attorneys and other persons, firms, corporations or entities on such terms and for such compensation as it shall determine;

8.0310         to loan money to the Partnership at a rate of interest not to exceed that currently prevailing for similar types of loans;

8.0311         to execute, acknowledge and deliver any and all instruments to effectuate the foregoing.

8.0312         By way of illustration of the foregoing and not of limitation, the General Partners shall possess all the powers and rights of a partner in a partnership without

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limited partners; this Agreement shall constitute the written consent and ratification by all Partners to any and all of the acts on behalf of the Partnership by the General Partners permitted by law, except as herein expressly limited.

8.04	Restrictions on Authority of General Partners:

8.041           Without the consent of all the Limited Partners, the General Partners shall not have the authority to:

8.0411	Do any act in contravention of this Agreement;

8.0412         Do any act which would make it impossible to carry on the ordinary business of the Partnership;

8.0413         Confess a judgment against the Partnership, except as may be permitted by Section 8.036;

8.0414         Possess Partnership property, or assign its right in specific Partnership property, for other than a Partnership purpose;

8.0415         Admit a Person as a General Partner, except as provided in this Agreement;

8.0416         Admit a Person as a Limited Partner, except as provided in this Agreement; or

8.0417         Knowingly perform any act which would subject any Limited Partner to liability as a general partner in any jurisdiction.

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8.042           Without the consent of a majority in interest of the Limited Partners, the General Partners shall not have the authority to:

8.0421         Sell or otherwise dispose of all or substantially all of the assets of the Partnership except for sales in the liquidation and winding up of the business of the Partnership; or

8.0422	Elect to dissolve the Partnership.

8.05        Indemnification: The General Partners shall be indemnified by the Partnership under the following circumstances and in the manner and to the extent indicated:

8.051           The Partnership, its receiver or its trustee, shall indemnify, save harmless and pay all judgments and claims against the General Partners, their employees and agents, from any liability or damage incurred by reason of any act performed or omitted to be performed by them in connection with the business of the Partnership, including attorneys’ fees incurred by them in connection with the defense of any action based on any such act or omission, which attorneys’ fees shall be paid as incurred, to the extent that the Partnership has sufficient assets to pay such fees, including but not limited to all such liabilities under United States and state securities acts (including the Securities Act of 1933) to the extent permitted by law.

8.052           Upon any action by a Limited Partner against the General Partners, including a Partnership derivative suit, the Partnership will indemnify, save harmless and pay all expenses of the General Partners, and their employees and agents, if any, including attorneys’ fees incurred in the defense of such action, which attorneys’ fees shall be paid as incurred to the extent that the Partnership has sufficient assets to pay such fees.

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8.053           Notwithstanding the foregoing, the General Partners shall not be relieved from any liability to the Limited Partners imposed by law for fraud, bad faith, willful neglect, gross negligence or breach of fiduciary duty. In addition, if the General Partners are not successful in such action, they will be obligated to reimburse the Partnership for any attorneys’ fees so advanced. Neither the General Partners nor their employees or agents, if any, shall be liable for negligence.

8.054           All judgments against the Partnership and the General Partners, wherein the General Partners are entitled to indemnification, must first be satisfied from Partnership assets before the General Partners are responsible for those obligations.

8.055           The General Partners shall have the right and authority to require in all Partnership contracts that they will not be personally liable thereon and that the person or entity contracting with the Partnership is to look solely to the Partnership and its assets for satisfaction.

8.06        No Commingling of Funds: The General Partners shall not commingle funds of the Partnership with funds of any other entity.

8.07        Outside Activities: The Managing General Partner, and to the extent their obligations hereunder require, the other General Partners, shall devote such of their time as is reasonably necessary to conduct the operations of the Partnership contemplated hereunder. The General Partners and the Limited Partners, however, may, notwithstanding the existence of this Agreement, engage in whatever activities they choose, whether the same be competitive with the Partnership or otherwise, except as otherwise provided herein. Except as otherwise provided herein, neither this Agreement nor any activity undertaken pursuant hereto shall prevent the General Partners from engaging in fields or areas of operation in which the Partnership may

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likewise be active, or require the General Partners to permit the Partnership or Limited Partners to participate in any of the foregoing. Neither the General Partners nor any Affiliate of the General Partners shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity-is of a character which, if presented to the Partnership, could be taken by the Partnership and each of them shall have the right to take for its own account (individually or as a trustee) or to recommend to others any such particular investment opportunity.

8.08        Dealings With Affiliates: Any of the Partners may engage in or possess an interest in other business ventures of every type and description, independently or with others and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in or to any such independent ventures or to the income or profits derived therefrom.

The fact a Partner or a member of his family or an organization or other entity which is related, directly or indirectly, is employed by or is directly or indirectly interested in or is connected with any person, firm, organization or entity engaged in or employed by the Partnership, to render or perform a service, or from whom or which the Partnership may buy property of any sort, kind and description, shall not prohibit the General Partner from executing a lease with or employing such person, organization, firm, corporation, or entity, or from otherwise dealing with him or it, in any manner whatsoever, so long as such dealing is on arm’s length basis, and neither the Partnership nor any of the Partners, as such, shall have any rights in or to any income or profits derived by it or the related party.

8.09        Direction to General Partners to Liquidate the Partnership – The General Partners shall promptly take all necessary or appropriate actions to undertake a transaction that will result

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in the sale of all the assets, directly or indirectly, of the Partnership and distribution of the proceeds therefrom to the Limited Partners (a “Liquidity Transaction”). Such Liquidity Transaction, which may be structured as (i) a sale of the Partnership’s interests in Mayfair Village, Ltd. and Mayfair Nursing Care Centers, Ltd. (the “Subsidiary Entities”); (ii) a merger of the Subsidiary Entities with one or more third party entities; (iii) a sale of the buildings and other assets of such Subsidiary Entities; or (iv) a merger of the Partnership with a third party entity, shall be pursued as quickly as reasonably possible and for the highest possible price obtainable under the circumstances. The rules to be utilized in connection with the Liquidity Transaction shall include a requirement that all offers for the assets of the Partnership (whether direct or indirect acquisitions) be delivered in sealed condition, and that all offers be opened simultaneously, with these procedures being publicized to all potential buyers. In connection therewith, the General Partners shall be authorized and directed to engage a marketing agent to pursue such Liquidity Transaction on behalf of the Partnership on the basis of bids solicited from the following qualified marketing agents having experience in the healthcare services industry: (a) C.B. Richard Ellis; (b) Marcus and Millichap; and (c) CLW Health Care Services Group. Upon the consummation of the Liquidity Transaction, the Partnership shall be dissolved without the necessity for an additional vote of Limited Partners and the proceeds from such transaction together with any other remaining assets of the Partnership shall be distributed to the Partners as set forth in this Agreement as quickly as reasonably possible. To the extent any provision of this Agreement would have prevented the Limited Partners from adopting or voting on this Section 8.09, such provision is hereby superseded, but only for purposes specifically related to this Section 8.09.

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ARTICLE 9

Accounting Procedures

9.01        Books and Records: The rights and obligations of the Partners with respect to information about the business of the Partnership shall be determined by the provisions of this Article.

9.02        Books of Account: The General Partners shall keep or cause to be kept proper books of account in which shall be entered promptly appropriate transactions of the Partnership. These books of account shall be kept in accordance with generally accepted accounting principles. Such books of account shall be kept at all times at the principal office of the Partnership and shall be kept open to reasonable inspection and examination by any Partner or his duly authorized representative.

9.03        Annual Reports: The General Partners shall cause the Accountants to prepare and deliver to all Partners within one hundred twenty (120) days after the end of the Partnership year:

9.031	A statement of cash receipts and disbursements;

9.032           A statement of the determination of Net Profits or Net Losses of the Partnership for such year; and

9.033	A balance sheet as of year end.

9.04        Tax Information: The General Partners shall cause the Accountants to prepare and deliver to all Partners within ninety (90) days after the end of the Partnership year a statement showing the Net Profit or Net Loss of the Partnership and the share thereof allocable to each Partner.

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9.05        Elections For Federal Income Tax Purposes: The General Partners shall have the right to make and determine all options and elections with respect to the Internal Revenue Code relating to any and all accounting requirements of the Partnership.

9.06        Fiscal Year: The fiscal year of the Partnership shall be the calendar year ending December 31.

9.07        Special Basis Adjustments: Upon a transfer of all or any part of the interest of a General or Limited Partner, the Partnership may elect, pursuant to Section 754 of the Internal Revenue Code of 1986 (or corresponding provisions of succeeding law) to adjust the basis of the Partnership assets. However, the determination of profits, losses, distributions and capital accounts, for purposes of Articles IV and V hereof, shall be made without taking into account any such special basis adjustments. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

ARTICLE 10

Banking

All monies of the Partnership shall be deposited in a separate bank account or accounts as shall be determined by the General Partners. All withdrawals therefrom shall be made upon checks signed by the General Partners or their authorized agents. Each bank in which a Partnership account is maintained shall be relieved of any responsibility to inquire into the authority of the General Partners to deal with such funds and shall be absolved of all liability with respect to withdrawals from such Partnership account by any person duly authorized by the General Partners.

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ARTICLE 11

Assignments

11.01     Transfers of Partnership Interests: Except as specifically provided in this Agreement, no Partner may sell, assign, hypothecate or in any manner transfer its or his interest in the Partnership to any other person or any other entity.

11.02     Transfer of Limited Partners’ Interest: A Limited Partner may sell, assign, pledge, hypothecate or in any manner transfer his Interest in the Partnership, provided that such sale, assignment, pledge, hypothecation or other transfer shall create only the right in the transferee to share or participate in the profits or losses and cash flow of the Partnership which the transferring Partner has pursuant to this Agreement unless the transferee becomes a substitute Limited Partner. The transferee shall not be a substitute Limited Partner unless he has obtained the written consent of the General Partners, and all parties have complied with the applicable requirements of law to effectuate such status as a substitute Limited Partner. The General Partners may condition such consent upon receipt of an opinion of counsel, in form satisfactory to the General Partners, that the proposed transfer will not violate federal or state securities laws or jeopardize the tax treatment of the Partnership. If such written consent has been obtained and if the applicable requirements of’ the law have been met, then such transferee shall be a substitute Limited Partner, subject to the following:

11.021         Unless and until a written instrument of transfer in a form satisfactory to the General Partners is executed and filed with the General Partners and payment is made to the Partnership of its reasonable expenses in connection with such transfer, such transfer shall be invalid and ineffective as to the Partnership and all Partners and the Partnership shall not recognize the same for any purpose, except as above provided;

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11.022         Upon receipt of such instrument and payment, the Partnership shall thereafter pay to the transferee all further distributions on account of the Unit of the Limited Partner so transferred; and

11.023         Such transferee shall hold the transferred Unit subject to the restrictions of this Agreement respecting further transfers.

11.03     Amendment of Certificate: The General Partners will cause the Certificate of Limited Partnership to be amended at least once each calendar quarter to effect the substitution of such substituted Limited Partner as may have been approved and accepted by the General Partners.

11.04     Status of Substitute Limited Partner: Any Limited Partner’s legal representative, successor in interest or assignee who has, with the consent of the General Partners, become a substituted Limited Partner shall have all of the rights and powers of, shall be subject to all of the restrictions applicable to, shall assume all of the obligations of, and shall attain the status of his predecessor and shall in all respects be a Limited Partner under and pursuant to this Agreement.

11.05     Additional Restrictions on Transfer: If necessary to avoid premature termination of the Partnership for tax purposes, the effectiveness of any transfer will be deferred if it would result in 50% or more of all interests in the Partnership having been transferred within a 12-month period. The transferor will be notified in such event, and any deferred transfers will be effected (in chronological order to the extent practicable) as of the first day of the next succeeding fiscal quarter as of which such transfers can be effected without premature termination of the Partnership for tax purposes. In the event transfers are suspended for the foregoing reason, the General Partners will give written notice of such suspension as soon as

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practicable to all Limited Partners. No transfer shall be recognized if prohibited by the law, including the securities law, of any state applicable to the transaction.

11.06     General Partners: The interest of a General Partner in the Partnership may not be transferred without the consent of a majority in interest of the Limited Partners, except as otherwise provided herein or to a person or persons, entity or entities controlling, controlled by or under common control with the General Partner who will agree to assume all the obligations of the General Partner with respect to the Partnership.

11.07	Removal of General Partners:

11.071         The death, adjudication of insanity, dissolution, judicial declaration of incompetency or adjudication of bankruptcy of a General Partner shall ipso facto terminate a General Partner as General Partner hereunder. In the event of the withdrawal, removal, death, adjudication of insanity, dissolution, judicial declaration of incompetency, personal bankruptcy, or removal for cause of the last remaining General Partner, the Partnership shall terminate and be dissolved unless a majority in interest of the Limited Partners agree to continue the Partnership and elect a new General Partner to continue the business of the Partnership.

11.072         If a General Partner is removed for cause, i.e., demonstrated fraud or bad faith, willful neglect, gross negligence or other material breach of fiduciary duty relating to the Partnership or its Limited Partners, his interest in the Partnership shall cease and he shall forfeit his entire interest in Net Profit, Net Loss, Distributable Cash from Operations, Sale or Refinancing Proceeds or any other distributions from the Partnership to him, excluding only repayment of any loans from such General Partner.

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11.073         If a General Partner is removed for any reason other than cause, he shall sell his interest in the Partnership to the Partnership or to any remaining or successor General Partner at “fair market value” and the Partnership or any remaining or successor General Partner shall purchase such interest at such price. If the parties are unable to agree on the purchase price for the interest, the remaining or successor General Partner and the removed General Partner shall by mutual agreement select such experts as are necessary, including but not limited to an independent appraisal firm, to value the removed General Partner’s interest in the Partnership at its present fair market value. If they cannot agree on the selection of such experts, each shall select an expert acceptable to him, and those experts selected will in turn select a third expert, and said third expert will then be responsible for valuing the removed General Partner’s interest in the Partnership. The cost for any valuation will be borne by the Partnership. The purchase price for the interest shall be paid for in cash or on terms for payment acceptable to the removed General Partner.

ARTICLE 12

Dissolution

12.01     Events of Dissolution: The following events shall be deemed Events of Dissolution of the Partnership:

12.011         The decision of a majority in interest of the Limited Partners to dissolve the Partnership.

12.012	The expiration of the term of this Limited Partnership.

12.013         The removal of the General Partners as provided in Article VI and the failure of the Limited Partners to choose a new General Partner.

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12.014	The sale of all the assets of the Partnership.

ARTICLE 13

Winding Up and Liquidation of Partnership

13.01     Final Accounting: As promptly as possible after dissolution, the General Partner shall cause a final statement of account to be prepared, which shall show with respect to each Partner the status of such Partner’s account and the amount, if any, owing to the Partnership.

13.02     Liquidation: Upon a dissolution and termination of the Partnership for any reason, the liquidating trustee (which shall be the General Partners) shall cause the Partnership’s accountants to make a full and proper accounting of the assets, liabilities and operations of the Partnership, as of and through the last day of the month in which the dissolution occurs, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom as set forth in Paragraph 5.03 herein.

13.03     Return of Capital Contribution: Limited Partners shall look solely to the assets of the Partnership for the return of their Capital Contribution, and if the Partnership assets remaining after the payment or discharge of the debts and liabilities of the Partnership are insufficient to return their Capital Contribution, they shall have no recourse against the General Partners.

ARTICLE 14

Power of Attorney

14.01     Power of Attorney: By the execution of the Signature Page, each Limited Partner hereby executes, acknowledges and delivers to the General Partners a special power of attorney and the General Partners are constituted and appointed as the attorney-in-fact for each such

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Limited Partner, with power and authority to act in his name and on his behalf to execute, acknowledge and swear to in the execution, acknowledgement and filing of documents, which shall include, by way of illustration but not of limitation, the following:

14.011         This Agreement, any separate certificate of limited partnership, as well as any amendments to the foregoing which are in accordance with the terms of this Agreement and which, under the laws of the State of Georgia, are required to be filed.

14.012         Any other instrument, certificate or document which may be required or deemed advisable to be filed by the Partnership under the law or by any governmental agency;

14.013         Any document which may be required to effect the continuation of the Partnership, the admission of additional or substituted Limited Partners, or the dissolution, termination or extension of the Partnership (provided such continuation, admission, reduction, dissolution, termination or extensions are in accordance with the terms of this Agreement), or to reflect any reductions in the amount of Capital Contributions;

14.014         Any leases, management agreements, notes, loan agreements, security agreements, mortgage agreements or other documents relating to the business of the Partnership; and

14.015         Any document deemed necessary by the General Partner to reflect dissolution of the Partnership.

14.02     Survival: The special power of attorney to be concurrently granted by each Limited Partner shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his Unit; provided, however, if the assignee has been admitted to the Partnership

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as a substituted Limited Partner, it shall survive the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge and file any instrument necessary to effect such substitution.

ARTICLE 15

Miscellaneous Provisions

15.01     Notices: Notices, reports and payments hereunder shall be in writing and shall be deemed to be given and received when placed in the United States mail, if properly posted with postage prepaid, first class, in an envelope properly addressed to the Partnership, the General Partners or to the Limited Partners, to such address as is set forth below his or its name below.

15.02     Governing Law: If the business of the Partnership is conducted in jurisdictions in addition to the State of Georgia, then the parties agree that this Agreement shall exist under the laws of each jurisdiction in which such business is actually conducted to the extent that it is necessary in order to do business in each such jurisdiction but that otherwise the laws of the State of Georgia shall govern this Agreement. Each Limited Partner agrees to execute such other and further documents as may be required or requested by the General Partners in order to qualify the Partnership to conduct its business in other jurisdictions.

15.03     Ratification: Each Limited Partner, by execution hereof, specifically adopts and approves each and every provision of this Agreement.

15.04     Binding Effect: All of the- covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto; provided, however, that any such assignment is subject to the foregoing restrictions thereon.

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15.05     Gender: Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

15.06     Headings: Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

15.07     Invalidity: If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which is held invalid, shall not be affected thereby.

15.08     Counterparts: This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signatures of each of the Partners to one of such counterpart signature pages; all of such counterpart signature pages shall be read as though all of the signers had signed a single signature page.

15.09     Entire Agreement: This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

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IN WITNESS WHEREOF, the parties have sworn to and executed this Agreement the day and year above written.

GENERAL PARTNERS WELCARE SERVICE CORPORATION - II
By:
John F. McMullan

CONSOLIDATED ASSOCIATES II By: WelCare Consolidated Resources Corporation of America, Managing Partner
By:

All Limited Partners admitted as Limited Partners to the Partnership pursuant to Powers of Attorney executed in favor of, and delivered to, each of the General Partners.

By: WelCare Service Corporation – II, Managing General Partner

By:
John F. McMullan

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